FREE WRITING PROSPECTUS FILED PURSUANT TO RULE 433 REGISTRATION FILE NO.: 333-257737-05

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The information in this File is preliminary and may be amended and/or supplemented prior to the time of sale. The information in this File supersedes any contrary information contained in any prior File relating to the certificates and will be superseded by any contrary information contained in any subsequent File prior to the time of sale.

The securities related to this File are being offered when, as and if issued. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted. Such securities do not represent an interest in or obligation of the depositor, the sponsors, the originators, the master servicer, the special servicers, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the controlling class representative, the risk retention consultation party, the companion loan holders (or their representatives), the underwriters or any of their respective affiliates. Neither such securities nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or private insurer.

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DESCRIPTION OF THE PARK WEST VILLAGE WHOLE LOAN

The following is a summary of the principal provisions of a first-lien mortgage loan in the amount of $365,000,000.00 (the “Park West Village Whole Loan”) from Bank of Montreal (the “Lender”) to CF PWV LLC and SM PWV LLC, each a Delaware limited liability company (collectively, the “Borrower”), made pursuant to that certain Loan Agreement dated as of August 3, 2022 between the Lender and Borrower (the “Park West Village Loan Agreement”), and the other documents executed by the Borrower and other applicable parties in connection with the origination of the Park West Village Whole Loan (collectively, the “Park West Village Loan Documents”). This summary does not purport to be complete and is qualified in its entirety by reference to the Park West Village Loan Documents.

Certain defined terms used in this “Description of The Park West Village Whole Loan” section reflect defined terms used in the Park West Village Loan Documents for the purpose of determining the occurrence of certain events or compliance with certain covenants in the Park West Village Loan Documents. The results of these calculations will differ, and may differ substantially, from similar numerical information and statistics regarding the Park West Village Mortgaged Property and the Park West Village Whole Loan presented elsewhere in this Memorandum including those based upon the assumptions and the definitions set forth in Exhibit A to this Memorandum.

All capitalized terms used under this “Description of the Park West Village Whole Loan” section that are not defined in this Memorandum or the Prospectus have the meanings ascribed to such terms in the Park West Village Loan Agreement.

General

The Park West Village Whole Loan was originated by the Originators, as lenders, on August 3, 2022 (the “Origination Date”). On the Closing Date, the Originators will assign the Park West Village Trust Subordinate Companion Loan to the Depositor, including all interest that accrues during the initial Mortgage Loan Interest Accrual Period, and the Depositor will subsequently assign the Park West Village Trust Subordinate Companion Loan to the Issuing Entity. As of the Cut-off Date, the Outstanding Principal Balance of the Park West Village Whole Loan is expected to be $365,000,000.00.

The Park West Village Whole Loan is a five (5) year interest-only fixed rate loan, and is evidenced by 14 promissory notes: (i)“Note A-1” means that certain Promissory Note (Note A-1) in the principal amount of $17,500,000.00, made by Borrower in favor of BMO Lender, (ii) “Note A-2” means that certain Promissory Note (Note A-2) in the principal amount of $15,000,000.00 made by Borrower in favor of BMO Lender, (iii) “Note A-3” means that certain Promissory Note (Note A-3) in the principal amount of $15,000,000.00 made by Borrower in favor of BMO Lender, (iv) “Note A-4” means that certain Promissory Note (Note A-4) in the principal amount of $15,000,000.00 made by Borrower in favor of BMO Lender, (v) “Note A-5” means that certain Promissory Note (Note A-5) in the principal amount of $17,500,000.00 made by Borrower in favor of CREFI Lender, (vi) “Note A-6” means that certain Promissory Note (Note A-6) in the principal amount of $15,000,000.00 made by Borrower in favor of CREFI Lender, (vii) “Note A-7” means that certain Promissory Note (Note A-7) in the principal amount of $15,000,000.00 made by Borrower in favor of CREFI Lender, (viii) “Note A-8” means that certain Promissory Note (Note A-8) in the principal amount of $15,000,000.00 made by Borrower in favor of CREFI Lender, (ix) “Note A-9” means that certain Promissory Note (Note A-9) in the principal amount of $17,500,000.00 made by Borrower in favor of Starwood Lender, (x) “Note A-10” means that certain Promissory Note (Note A-10) in the principal amount of $15,000,000.00 made by Borrower in favor of Starwood Lender, (xi) “Note A-11” means that certain Promissory Note (Note A-11) in the principal amount of $15,000,000.00 made by Borrower in favor of BMO Lender, (xii) “Note A-12” means that certain Promissory Note (Note A-12) in the principal amount of $15,000,000.00 made by Borrower in favor of BMO Lender, (xiii) “Note B-A” means that certain Promissory Note (Note B-A) in the principal amount of $66,500,000.00 made by Borrower in favor of BMO Lender, and (xiv) “Note B-B” means that certain Promissory Note (Note B-B) in the principal amount of $111,000,000.00 made by Borrower in favor of Oaktree Lender (individually and collectively, as the context may require, the “Note”).

“A Notes” means, for purposes of the Park West Village Loan Documents, collectively, Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-10, Note A-11 and Note A-12.

“B Notes” means, for purposes of the Park West Village Loan Documents, collectively, Note B-A and Note B-B.

“Outstanding Principal Balance” means, for purposes of the Park West Village Loan Documents, as of any date, the outstanding principal balance of the Park West Village Whole Loan (inclusive of the outstanding principal balance of Note A-1, the outstanding principal balance of Note A-2, the outstanding principal balance of Note A-3, the outstanding principal balance of Note A-4, the outstanding principal balance of Note A-5, the outstanding principal balance of Note A-6, the outstanding principal balance of Note A-7, the outstanding principal balance of Note A-8, the outstanding principal balance of Note A-9, the outstanding principal balance of Note A-10, the outstanding principal balance of Note A-11, the outstanding principal balance of Note A-12, the outstanding principal balance of Note B-A and the outstanding principal balance of Note B-B); provided that when used with respect to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9 Note A-10, Note A-11, Note A-12, Note B-A and Note B-B, “Outstanding Principal Balance” means the outstanding principal balance of such Note(s), as applicable.

The Park West Village Trust Subordinate Companion Loan has an initial principal balance equal to the aggregate initial Certificate Balances of the Park West Loan-Specific Certificates. The scheduled maturity date with respect to the Park West Village Whole Loan will be the Payment Date occurring August 6, 2027 (the “Stated Maturity Date”) (or if that date is not a Business Day, the immediately preceding Business Day), or such earlier date as may result from prepayment or acceleration of the Park West Village Whole Loan in accordance with the terms of the Park West Village Loan Agreement (the “Maturity Date”).

“Agent” means Bank of Montreal, a Canadian chartered bank acting through its Chicago Branch, having an address at c/o BMO Capital Markets Corp., 151 West 42nd Street, New York, New York 10036, together with its successors and/or assigns, in such capacity as the initial administrative agent for Lenders under the Park West Village Loan Documents.

“BMO Lender” means Bank of Montreal, a Canadian chartered bank acting through its Chicago Branch, having an address at c/o BMO Capital Markets Corp., 151 West 42nd Street, New York, New York 10036, together with its successors and/or assigns.

“CREFI Lender” means Citi Real Estate Funding Inc., a New York corporation, having an address at 390 Greenwich Street, 7th Floor, New York, New York 10013, together with its successors and/or assigns.

“Lender” means BMO Lender, Starwood Lender, CREFI Lender and Oaktree Lender, individually or collectively, as the context may require, each together with its successors and assign.

“Oaktree Lender” means Park West Village Grand Avenue Partners, LLC, a Delaware limited liability company, together with its successors and/or assigns.

“Starwood Lender” means Starwood Mortgage Capital LLC, a Delaware limited liability company, together with its successors and/or assigns.

Security for the Park West Village Whole Loan

The Park West Village Whole Loan is secured by the Mortgage, assignment of leases and rents, security agreement and fixture filing executed and delivered by the Borrower to the Lender as security for The Park West Village Whole Loan and encumbering the Park West Village Mortgaged Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (collectively, the “Collateral”).

Principal and Interest Payments

Payments on the Park West Village Whole Loan are required to be made on the sixth (6th) day of each calendar month in which the Mortgage Loan Interest Accrual Period ends without any grace periods (or if the sixth (6th) day is not a Business Day, the immediately preceding Business Day) (each, a “Payment Date”).

“Business Day” means, with respect to any references to “Business Day” in any Mortgage Loan Document, any day other than a Saturday, Sunday, or any other day on which any of the following institutions is not open for business: (i) banks and savings and loan institutions in New York, New York, (ii) the trustee under a securitization (or, if no securitization has occurred, Lender), (iii) any Servicer, (iv) the financial institution that maintains any collection account for or on behalf of any Servicer or any Reserve Funds, (v) the New York Stock Exchange or (vi) the Federal Reserve Bank of New York.

On the Origination Date, Borrower is required to make a payment of interest only for the period commencing on and including the Origination Date through and including August 5, 2022. On September 6, 2022, and each subsequent Payment Date up to and including the Maturity Date, Borrower must make payments to Lender of interest on the Outstanding Principal Balance of the Park West Village Whole Loan accruing at the Interest Rate through the last day of each Mortgage Loan Interest Accrual Period in which the Payment Date occurs (the “Monthly Interest Payment”). The Monthly Interest Payment on the Park West Village Whole Loan will be applied as further described under “—Cash Management” in this Memorandum. Provided that no Mortgage Loan Event of Default is continuing, all payments of the Monthly Interest Payment Amount made under the Park West Village Loan Agreement will be applied (i) first, on a pro rata and pari passu basis, to the payment of interest due and payable on each of the A Notes, (ii) second, to the payment of interest due and payable on Note B-A and third, to the payment of interest due and payable on Note B-B. During the continuance of any Mortgage Loan Event of Default, any payment of principal from whatever source and any payment of interest may be applied by Lender among the A Notes, Note B-A and Note B-B in Lender’s sole discretion.

The entire principal balance of the Park West Village Whole Loan will be due and payable by Borrower on the Maturity Date. No payments of principal will be due and payable by either Borrower prior to the Maturity Date, except in connection with certain casualties or condemnations, and permitted prepayments, in each case, subject to certain conditions contained in the Park West Village Loan Documents. See “—Prepayment”.

The entire Outstanding Principal Balance of the Park West Village Whole Loan, together with all interest thereon and any other amounts due under the Park West Village Loan Documents, will be due and payable by Borrower on the Maturity Date or such earlier date as may result from prepayment or acceleration of the Park West Village Whole Loan in accordance with the terms of the Park West Village Loan Agreement. Except for in connection with a casualty or condemnation, or prepayment of the Park West Village Whole Loan in whole as described in “—Prepayment” below, Borrower will not be required to make any scheduled payments of principal prior to the Maturity Date.

If a Mortgage Loan Event of Default occurs and is continuing, the Outstanding Principal Balance of the Park West Village Whole Loan and, to the extent permitted by law, all accrued and unpaid interest in respect thereof and any other amounts due pursuant to the Park West Village Loan Documents, will accrue interest at the Default Rate, calculated from the date the payment was due without regard to any grace or cure periods contained in the Park West Village Loan Documents.

Interest on the Outstanding Principal Balance of the Park West Village Whole Loan will be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on the Interest Rate and a three hundred sixty (360) day year by (c) the Outstanding Principal Balance of the Park West Village Whole Loan in effect for the applicable period as calculated by Lender.

Provided that no Mortgage Loan Event of Default is continuing, (A) any payments (including prepayments) of principal of the Park West Village Whole Loan made under the Park West Village Loan Agreement will be applied by Lender among the A Notes and the B Notes as follows: (i) first, to the reduction of the outstanding principal balance of the A Notes on a pro rata and pari passu basis until the outstanding principal balance of each such Note is reduced to zero, and (ii) second, to the reduction of the outstanding principal balance of the B Notes on a pro rata and pari passu basis until the outstanding principal balance of each such Note is reduced to zero and (B) any payments of interest payable in connection with a prepayment will be applied (i) first, on a pro rata and pari passu basis, to the payment of interest due and payable on each of the A Notes and (ii) second, on a pro rata and pari passu basis, to the payment of interest due and payable on each of the B Notes. During the continuance of any Mortgage Loan Event of Default, any payment of principal from whatever source and any payment of interest may be applied by Lender among the A Notes and the B Notes in Lender’s sole discretion.

“Default Rate” means, with respect to any Note, a rate per annum equal to the lesser of (a) the maximum rate permitted by law and (b) five percent (5%) above the Interest Rate

“Interest Rate” means, with respect to each Mortgage Loan Interest Accrual Period, with respect to each Note, an assumed fixed rate of 4.65000% per annum.

“Mortgage Loan Default” means, for purposes of the Park West Village Loan Documents, the occurrence of any event under any Mortgage Loan Document which, but for the giving of notice or passage of time, or both, would be a Mortgage Loan Event of Default.

“Mortgage Loan Event of Default” has the meaning specified under the heading “—Mortgage Loan Events of Default”.

“Mortgage Loan Interest Accrual Period” means, for purposes of the Park West Village Loan Documents, (i) initially, the period commencing on and including the Origination Date and ending on and including the fifth (5th) day of the calendar month following the Origination Date, and (ii) thereafter, for any specified Payment Date including the Maturity Date, the period commencing on and including the sixth (6th) day of the calendar month prior to such Payment Date and ending on and including the fifth (5th) day of the calendar month in which such Payment Date occurs.

Prepayment

So long as no Mortgage Loan Event of Default has occurred and is continuing, on the Payment Date occurring four (4) months prior to the Stated Maturity Date (the “Open Prepayment Date”) or on any Business Day thereafter, the Park West Village Whole Loan may be voluntarily prepaid in whole, but not in part on any Business Day. The Borrower must provide written notice to Lender of such prepayment no less than thirty (30) days prior to the date of the prepayment. Any voluntary prepayments will be required to be accompanied by (i) all accrued and unpaid interest on the outstanding principal balance prepaid (provided that if the Park West Village Whole Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrower is required to pay interest on the principal amount so prepaid up to the next succeeding Payment Date; and (ii) all other amounts then due under the Note, the Park West Village Loan Agreement and the other Park West Village Loan Documents. If a notice of prepayment is given by Borrower to Lender, the amount designated for prepayment and all other sums required to be paid under the Park West Village Loan Agreement will be due and payable on the proposed prepayment date unless Borrower notifies Lender on or prior to such proposed prepayment date that either Borrower no longer wishes to prepay the Park West Village Whole Loan in accordance with the prior notice of Borrower or Borrower wishes to schedule a different prepayment date, provided that, in each case, Borrower is required to promptly pay to Lender all reasonable out-of-pocket costs and expenses incurred by Lender in connection with Lender’s preparation for such proposed prepayment and any adjournment thereof.

Following any Casualty or Condemnation, on the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for restoration, Borrower is required to prepay, or may authorize Lender to apply such Net Proceeds as a prepayment of, the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, that if a Mortgage Loan Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the outstanding principal balance of the Park West Village Whole Loan (together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Park West Village Whole Loan under the Note, the Park West Village Loan Agreement or any other Park West Village Loan Documents (the “Debt”) until paid in full) in any order or priority in Lender’s sole discretion. Notwithstanding anything in the Park West Village Loan Agreement to the contrary, so long as no Mortgage Loan Event of Default has occurred and is continuing, no Yield Maintenance Premium or any other prepayment fee or penalty will be due in connection with any prepayment described in this paragraph.

If, following the occurrence and during the continuance of a Mortgage Loan Event of Default, payment of all or any part of the Park West Village Whole Loan is tendered by Borrower for any reason or is otherwise recovered by Lender (including, without limitation, through acceleration or the application of any Reserve Funds or Net Proceeds), such tender or recovery will include all of: (i) the interest calculated at the Default Rate on the principal amount of the Park West Village Whole Loan from the date the Mortgage Loan Event of Default occurred through the end of the Mortgage Loan Interest Accrual Period related to the Payment Date next occurring following the date of such tender or recovery, or if such tender or recovery occurs on a Payment Date, through and including the Mortgage Loan Interest Accrual Period related to such Payment Date, and (ii) if prior to the Open Prepayment Date, the applicable Yield Maintenance Premium.

For purposes of making payments under the Park West Village Loan Agreement, but not for purposes of calculating interest period, if the day on which such payment is due is not a business day, then amounts due on such date will be due on the immediately preceding business day. All amounts due pursuant to the Park West Village Loan Agreement and the other Park West Village Loan Documents will be payable without setoff, counterclaim, defense or any other deduction whatsoever. Provided no Mortgage Loan Event of Default is continuing, (A) any payments (including prepayments) of principal of the Park West Village Whole Loan made under the Park West Village Loan Agreement will be applied by the lender among the A Notes, Note B-A and Note B-B as follows: (i) first, to the reduction of the outstanding principal balance of the A Notes on a pro rata and pari passu basis until the outstanding principal balance of each such Note is reduced to zero, (ii) second, to the reduction of the outstanding principal balance of Note B-A until the outstanding principal balance of such Note is reduced to zero, and (iii) third, to the reduction of the outstanding principal balance of Note B-B until the outstanding principal balance of such Note is reduced to zero, and (B) any payments of interest payable in connection with a prepayment will be applied (i) first, on a pro rata and pari passu basis, to the payment of interest due and payable on each of the A Notes, (ii) second, to the payment of interest due and payable on Note B-A, and (iii) third, to the payment of interest due and payable on Note B-B. During the continuance of any Mortgage Loan Event of Default, any payment of principal from whatever source and any payment of interest may be applied by the Lender among the A Notes and Note B-A and Note B-B in the Lender’s sole discretion.

“Casualty” means, for purposes of the Park West Village Loan Documents, if the Park West Village Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty.

“Condemnation” means, for purposes of the Park West Village Loan Documents, a temporary or permanent taking by any governmental authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Park West Village Mortgaged Property, or any interest in the Park West Village Mortgaged Property or right accruing to the Park West Village Mortgaged Property, including any right of access to the Park West Village Mortgaged Property or any change of grade affecting the Park West Village Mortgaged Property or any part of the Park West Village Mortgaged Property.

“Condemnation Proceeds” means, for purposes of the Park West Village Loan Documents, the net amount of the Award, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same.

“Insurance Proceeds” means, for purposes of the Park West Village Loan Documents, the amount of all insurance proceeds received by Lender pursuant to clauses (i), (iv), (vi), (ix) and (x) of “—Insurance; Casualty; Condemnation—Insurance” as a result of damage or destruction of the Park West Village Mortgaged Property, after deduction of Lender’s reasonable costs and expenses, if any, in collecting same.

“Net Proceeds” means, for purposes of the Park West Village Loan Documents, (i) Insurance Proceeds or (ii) Condemnation Proceeds.

“Prepayment Rate” means, for purposes of the Park West Village Loan Documents, the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date as most recently published in the “Treasury Bonds, Notes and Bills” section in The Wall Street Journal as of the Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has a remaining term, the “Prepayment Rate” will be the yield on such United States Treasury Security most recently issued as of such Prepayment Rate Determination Date. The rate so published will control absent manifest error. If the publication of the Prepayment Rate in the Wall Street Journal is discontinued, Lender will determine the Prepayment Rate on the basis of “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

“Prepayment Rate Determination Date” means, for purposes of the Park West Village Loan Documents, the date which is five (5) Business Days prior to the date that a prepayment described under the third paragraph of “—Prepayment” is received by Lender.

“Security Instrument” or “Mortgage” means, for purposes of the Park West Village Loan Documents, each first priority mortgage, deed of trust, deed to secure debt or similar security agreement, dated the Origination Date, executed and delivered by Borrower as security for the obligations which encumbers the Park West Village Mortgaged Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Yield Maintenance Premium” means, with respect to each Note, an amount equal to the greater of (a) three percent (3%) of the outstanding principal balance of such Note to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under such Note to be prepaid or satisfied assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on such Note is paid on the Maturity Date (with each payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of the present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event the payment is not made on a Payment Date), over (ii) the principal amount of such Note being prepaid or satisfied.

Defeasance

Provided that no Mortgage Loan Event of Default then exists under the Park West Village Whole Loan, Borrower will have the right at any time after the Permitted Release Date and prior to the Open Prepayment Date, to cause the release of the entire Property (such event, a “Defeasance Event”) upon the satisfaction of the following conditions:

(i)         Borrower will be required to provide not less than thirty (30) days nor more than ninety (90) days prior written notice to Lender specifying the Business Day (the “Defeasance Date”) on which the Defeasance Event occurs (provided that Borrower will be permitted to revoke the notice (and Borrower will be required to pay to Lender any out-of-pocket costs incurred by Lender in connection with the revocation of such notice);

(ii)        Borrower will be required to pay to Lender all accrued and unpaid interest on the principal balance of the Park West Village Whole Loan to and including the Defeasance Date; if for any reason the Defeasance Date is not a Payment Date, Borrower will also be required to pay interest that would have accrued on the Note through and including the next Payment Date, unless the Defeasance Deposit will include (or if the U.S. Obligations purchased with the Defeasance Deposit will provide for payment of) all principal and interest computed from the Payment Date prior to the Defeasance Date through the next succeeding Payment Date;

(iii)       Borrower will be required to pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, the Park West Village Loan Agreement and the other Park West Village Loan Documents;

(iv)      Borrower will be required to deliver to Lender the Defeasance Deposit on or prior to the Defeasance Date;

(v)       Borrower will be required to execute and deliver a pledge and security agreement, in form and substance that would be reasonably satisfactory to a prudent lender creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this “—Defeasance” section (the “Security Agreement”);

(vi)      Borrower will be required to deliver an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (A) Borrower has legally and validly transferred and assigned the Defeasance Deposit and U.S. Obligations purchased with the Defeasance Deposit and all obligations, rights and duties under and to the Note to the Successor Borrower, (B) Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower, (C) any REMIC or grantor trust formed pursuant to a securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code or as a “grantor trust” within the meaning of Subpart E, Part I of Subchapter J of the Code, as applicable, as a result of such Defeasance Event, (D) such Defeasance Event will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for Federal income tax purposes, and (E) delivery of the Defeasance Deposit and the grant of a security interest therein to Lender will not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law;

(vii)     Borrower will be required to deliver a Rating Agency Confirmation from each of the Approved Rating Agencies with respect to such Defeasance Event and, if required by the Approved Rating

Agencies, Borrower will also be required to deliver or cause to be delivered (from counsel satisfactory to Lender) a non-consolidation opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the Approved Rating Agencies;

(viii)    Borrower will be required to deliver an Officer’s Certificate certifying that the requirements set forth in this “—Defeasance” section have been satisfied;

(ix)      Borrower will be required to deliver a certificate of Borrower’s independent certified public accountant certifying that the U.S. Obligations purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(x)       Borrower will be required to deliver such other certificates, documents or instruments as Lender may reasonably request; and

(xi)      Borrower will be required to pay all reasonable, out-of-pocket costs and expenses of Lender incurred in connection with the Defeasance Event, including (A) any costs and expenses associated with a release of the Lien of the Security Instrument, (B) reasonable attorneys’ fees and expenses incurred in connection with the Defeasance Event, (C) the costs and expenses of the Approved Rating Agencies, (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance and (E) the costs and expenses of Servicer and any trustee, including reasonable attorneys’ fees and expenses.

In connection with each Defeasance Event, Borrower will be required to use, or cause to be used, the Defeasance Deposit to purchase U.S. Obligations which provide payments (A) on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date through and including the Open Prepayment Date and (B) in amounts equal to the corresponding installments of principal and interest required under the Note (including, without limitation, interest, servicing fees (if any), and any other amount due under the Park West Village Loan Documents on the dates) on each Payment Date together with the entire outstanding principal balance of the Note on the Open Prepayment Date (assuming the Note is prepaid in full on the Open Prepayment Date) (such payments, the “Scheduled Defeasance Payments”). Borrower, pursuant to the Security Agreement or other appropriate document, must authorize and direct that the payments received from the U.S. Obligations to pay all related costs and expenses may be made directly to the Clearing Account (unless otherwise directed by Lender) and applied to satisfy the Debt. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this “—Defeasance” section will be remitted to Borrower.

In connection with any Defeasance Event, Borrower is required to transfer and assign all obligations, rights and duties under and to the Note, the Park West Village Loan Agreement and the Security Agreement together with the pledged Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit to a newly-created successor entity, which entity is required to be a single purpose, bankruptcy remote entity and which entity will be designated or established by Borrower and reasonably approved by Lender (the “Successor Borrower”). Such Successor Borrower is required to assume the obligations under the Note and any Security Agreement and will be bound by and obligated under the Park West Village Loan Agreement. Upon such assumption by Successor Borrower with respect to a Defeasance Event, Borrower will be relieved of its obligations under the Park West Village Loan Agreement, the Security Agreement and the other Park West Village Loan Documents, other than any obligations which are specifically intended to survive the repayment, defeasance, satisfaction of the Park West Village Whole Loan and/or a transfer of the Park West Village Mortgaged Property in connection with Lender’s exercise of its remedies under the Park West Village Loan Agreement and the other Park West Village Loan Documents. Borrower is required to pay a minimum of $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note, the Park West Village Loan Agreement and the Security Instrument. The Borrower is required to pay all out-of-pocket costs and expenses incurred by Lender, Lender’s attorney’s reasonable fees and expenses and any fees and expenses of any Rating Agencies, incurred in connection therewith.

If Borrower has defeased the Park West Village Whole Loan in accordance with the terms of the Park West Village Loan Documents, upon the written request and at the expense of Borrower, Lender will either release the Lien of the Security Instrument or, so long as no change in legal requirements applicable to any REMIC prohibits the same, cooperate with Borrower to effect an assignment of the Note and the Security Instrument to a new lender (or its designee).

“Defeasance Deposit” means, for purposes of the Park West Village Loan Documents, an amount equal to the remaining principal amount of the Note, the Defeasance Payment Amount, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of such Note to a Successor Borrower, if applicable, or otherwise required to accomplish the agreements described in “—Defeasance” above (including, without limitation, any fees and expenses of accountants, attorneys and the Rating Agencies incurred in connection therewith).

“Defeasance Payment Amount” means, for purposes of the Park West Village Loan Documents, the amount which, when added to the remaining principal amount of the Note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments plus any required Yield Maintenance Premium in connection with the Defeasance Event giving rise thereto.

“Lien” means, for purposes of the Park West Village Loan Documents, any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, PACE Loan, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting Borrower, the Park West Village Mortgaged Property, or any portion thereof or any interest therein, or any direct or indirect interest in Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Officer’s Certificate” means, for purposes of the Park West Village Loan Documents, a certificate delivered to Lender by Borrower which is signed by an authorized officer of (i) Borrower, or the general partner or managing member of Borrower or (ii) Property Manager, provided that Borrower has agreed that such will be deemed to be signed and bind Borrower.

“Permitted Release Date” means, for purposes of the Park West Village Loan Documents, the date that is the earlier of (i) the date that is the third (3rd) anniversary of the First Payment Date, or (ii) the date that is two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code for the REMIC which holds the portion of the Note last contributed to a securitization.

“U.S. Obligations” means, for purposes of the Park West Village Loan Documents, non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Approved Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

Cash Management

At origination, Borrower established, and will be required to maintain, a separate segregated Eligible Account (the “Clearing Account”) with the Clearing Bank in trust for the benefit of Lender, which Clearing Account is required to be under the sole dominion and control of Lender. Borrower is required to, or must cause Property Manager to, deliver tenant direction letters to all commercial tenants to deliver all rents payable thereunder to the Clearing Account. Borrower is required, and is required to cause Property Manager, to deposit into the Clearing Account within three (3) Business Days after receipt all amounts received by Property Manager constituting rents, including without limitation, all rents from end user residential tenants under leases at the Park West Village Mortgaged Property. The Clearing Bank is required to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Clearing Account once every Business Day. Upon the occurrence of a Mortgage Loan Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, direct the Clearing Bank to immediately pay over all funds on deposit in the Clearing Account to Lender and to apply any such funds to the payment of the Debt in any order in its sole discretion.

Lender will be required to establish and maintain a segregated Eligible Account (each, a “Cash Management Account”) to be held by Deposit Bank in trust for the benefit of Lender, which Cash Management Account will be under the sole dominion and control of Lender. Lender and Servicer will have the sole right to make withdrawals from the Cash Management Account and the subaccounts and all costs and expenses for establishing and maintaining the Cash Management Account and the subaccounts are required to be paid by Borrower. All monies deposited into the Cash Management Account and the subaccounts will be deemed additional security for the Debt.

Provided that no Mortgage Loan Event of Default has occurred and is continuing, on each Payment Date (or, if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Cash Management Account are required to be applied by Lender (or by the Deposit Bank at Lender’s direction) to the payment of the following items in the order indicated:

(i)         First, payment to Lender (for deposit in the Tax and Insurance Escrow Account) in respect of the Tax and Insurance Escrow Funds in accordance with “—Reserves—Tax and Insurance Escrow Account” below;

(ii)        Second, payment to the Deposit Bank of the fees and expenses of the Deposit Bank then due and payable pursuant to the Cash Management Agreement;

(iii)       Third, payment to Lender of the Monthly Interest Payment;

(iv)      Fourth, payment to Lender of any other amounts then due and payable under the Park West Village Loan Documents (other than the outstanding principal balance of Park West Village Whole Loan); and

(v)       Fifth, payment to Borrower in an amount equal to the aggregate of (A) operating expenses due and payable by Borrower during the succeeding month as set forth in the Approved Annual Budget, and (B) Extraordinary Expenses, if any, approved by Lender; and

(vi)      Lastly, all amounts then remaining after payment of items (i) through (v) above (all amounts then remaining after payment of items (i) through (v) are referred to as “Excess Cash”), (a) during the continuance of a Cash Trap Period, into the Excess Cash Reserve Account in accordance with “—Reserves–Excess Cash Reserve Account” below and (b) if no Cash Trap Period is then continuing, to Borrower.

“Capital Expenditures” means, for purposes of the Park West Village Loan Documents, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Management Agreement“ means with respect to Park West Village Whole Loan, that certain cash management agreement, dated as of the Origination Date, by and among Borrower, Deposit Bank and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Trap Period”, for purposes of the Park West Village Loan Documents, will be deemed to (a) commence upon: (i) the occurrence of any Mortgage Loan Event of Default; (ii) any bankruptcy action by or against Borrower, Principal, Guarantor or Property Manager has occurred; or (iii) the failure of Borrower, after Stabilization, to maintain a Debt Service Coverage Ratio of at least 1.20:1.00; and (b) have terminated, if ever: (i) in the case of the foregoing clause (a)(i), Lender accepts a cure of the Mortgage Loan Event of Default giving rise to such Cash Trap Period and no other Mortgage Loan Event of Default has occurred which is continuing (provided that no other Cash Trap Period is then continuing under the Park West Village Whole Loan); (ii) in the case of a bankruptcy action by or against Property Manager only, if Borrower replaces Property Manager with a Qualified Manager under a Replacement Management Agreement (and no other Cash Trap Period is then continuing under Park West Village Whole Loan); or (iii) in the case of the foregoing clause (a)(iii), for one (1) calendar quarter since the commencement of the existing Cash Trap Period, the Debt Service Coverage Ratio is equal to or greater than 1.25:1.00 (tested as of the last day of each such calendar quarter) (provided that no other Cash Trap Period is then continuing under the Park West Village Whole Loan).

“Clearing Bank” means Capital One, National Association, or any successor Eligible Institution acting as “Clearing Bank” under the Clearing Account Agreement.

“Debt Service Coverage Ratio” means, for purposes of the Park West Village Loan Documents, as of any date of determination, the ratio reasonably calculated by Lender of (i) Net Cash Flow for the twelve (12) month period ending with the most recently completed calendar month, annualized (and for the purposes of calculating this definition, utilizing underwritten Operating Expenses (including, without limitation, underwritten replacement reserve, actual taxes and actual insurance premiums and excluding non-monthly contributions to the Reserve Funds) as reasonably determined by Lender over the next succeeding twelve (12) month period), to (ii) the scheduled interest payments due with respect to such period.

“Debt Yield” means, for purposes of the Park West Village Loan Documents, as of the applicable calculation date, the ratio conveyed as a percentage and calculated by Lender in which (i) the numerator is the Net Cash Flow for the twelve (12) month period ending with the most recently completed calendar month, annualized (and for the purposes of calculating this definition, utilizing underwritten Operating Expenses (including, without limitation, underwritten replacement reserve, actual taxes and the actual or underwritten insurance premiums and excluding non-monthly contributions to the Reserve Funds) as reasonably determined by Lender over the next succeeding twelve (12) month period), and (ii) the denominator is the Outstanding Principal Balance of the Park West Village Whole Loan at the time of such calculation. Lender’s computation of same will be final absent manifest error.

“Deposit Bank” means PNC Bank, National Association, or any successor Eligible Institution acting as “Deposit Bank” under Cash Management Agreement.

“Eligible Account” means, for purposes of the Park West Village Loan Documents, a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, as applicable, and the long-term unsecured debt obligations of which are rated at least “A” by DBRS Morningstar. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” means, for purposes of the Park West Village Loan Documents, (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation: (i) in the case of accounts in which funds are held for 30 days or less, (1) if rated by KBRA, the short-term unsecured debt or deposit rating or credit assessment of which is at least “K3” by KBRA or the long-term unsecured debt or deposit rating or credit assessment of which is at least “BBB-“ by KBRA and (2) the short-term unsecured debt or deposit obligations or commercial paper of which are rated at least “A-1” by S&P; (ii) in the case of letters of credit and accounts in which funds are held for 30 days or less, if rated by DBRS Morningstar, the short-term unsecured debt or deposit obligations or commercial paper of which are rated at least “R-1(low)”; (iii) in the case of letters of credit and accounts in which funds are held for more than 30 days, the long-term unsecured debt obligations or deposit accounts of which are rated at least “A” by DBRS Morningstar; (iv) in the case of accounts in which funds are held for more than 30 days but no more than 90 days, (1) if rated by KBRA, the short-term unsecured debt or deposit rating or credit assessment of which is at least “K3” by KBRA or the long-term unsecured debt or deposit rating or credit assessment of which is at least “BBB-“ by KBRA and (2) the long-term unsecured debt or deposit obligations of which are rated at least “A” by S&P; and (v) in the case of accounts in which funds are held for more than 90 days but no more than 365 days, (1) if rated by KBRA, the short-term unsecured debt or deposit rating or credit assessment of which is at least “K1” by KBRA or the long-term unsecured debt or deposit rating or credit assessment of which is at least “A-” by KBRA and (2) the long-term unsecured debt or deposit obligations of which are rated at least “A” by S&P, or (b) such other depository institution (otherwise approved by the Rating Agencies from time to time).

“Extraordinary Expense” means, for purposes of the Park West Village Loan Documents, an extraordinary operating expense or capital expenditure not set forth in the Approved Annual Budget.

“Gross Income from Operations” means, for purposes of the Park West Village Loan Documents, for any period, all income, computed in accordance with the federal income tax basis method of accounting consistently applied, derived from the ownership and operation of the Park West Village Mortgaged Property from whatever source during such period, including, but not limited to, rents from tenants that are in occupancy, open for business and paying full contractual rent without right of offset or credit, utility charges, escalations, forfeited security deposits, interest (if any) on credit accounts and on Reserve Funds, business interruption or other loss of income or rental insurance proceeds, service fees or charges, license fees, parking fees, rent concessions or credits, and other pass-through or reimbursements paid by tenants under the leases of any nature but excluding (i) rents from month-to-month tenants (provided, however, that up to 5% of Gross Income from Operations may include rents from month-to month tenants under residential leases), from tenants during a free rent period (except to the extent that Lender is holding Reserve Funds attributable to same) or from tenants that are included in any bankruptcy action, (ii) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any governmental authority, (iii) refunds and uncollectible accounts (except to the extent such accounts are paid, at which time such amounts may be counted towards Gross Income from Operations), (iv) proceeds from the sale of furniture, fixtures and equipment, (v) Insurance Proceeds and Condemnation Proceeds (other than business interruption or other loss of income insurance), and (vi) any disbursements to Borrower from any of the Reserve Funds.

“Loan to Value Ratio” means, for purposes of the Park West Village Loan Documents, as of the date of its determination, the ratio of (a) the numerator of which is equal to the sum of the Outstanding Principal Balance of the Park West Village Whole Loan as of the date of such calculation and (b) the denominator of which is equal to the aggregate appraised value of the Park West Village Mortgaged Property based on the most recent appraisals (or updates of appraisals) obtained by Lender, provided that such appraisals or updates must be dated within six (6) months of the applicable date of determination. Lender’s computation of same will be final absent manifest error.

“Material Adverse Change” means, for purposes of the Park West Village Loan Documents, the business, operations, prospects, property, assets, liabilities or financial condition of any applicable Person and each of its subsidiaries, taken as a whole, or in the ability of such Person to perform its obligations under the Park West Village Loan Documents has changed in a materially adverse manner which impairs or would reasonably be expected to impair the value of Lender’s security for the Park West Village Whole Loan or prevent timely repayment of the Park West Village Whole Loan or otherwise prevent the applicable Person or its subsidiaries from timely performing any of its material obligations under the Park West Village Loan Documents as determined by Lender in its reasonable discretion.

“Net Cash Flow” means, for purposes of the Park West Village Loan Documents, for any period, the amount obtained by subtracting Operating Expenses for such period, from Gross Income from Operations for such period.

“Operating Expenses” means, for purposes of the Park West Village Loan Documents, for any period, the greater of (a) the total of all expenditures, computed in accordance with the federal income tax basis method of accounting, consistently applied, of whatever kind relating to the operation, maintenance and management of the Park West Village Mortgaged Property, which expenditures are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, taxes, Other Charges, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, debt service payable under the Park West Village Whole Loan, Capital Expenditures and contributions to any of the Reserve Funds and (b) the Underwritten Stabilized Expense Amount.

“Other Charges” means, for purposes of the Park West Village Loan Documents, all ground rents, maintenance charges, impositions other than taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Park West Village Mortgaged Property, now or hereafter levied or assessed or imposed against the Park West Village Mortgaged Property or any part thereof.

“Rents” means, for purposes of the Park West Village Loan Documents, all rents (including additional rents of any kind and percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payments and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or any of its agents (on behalf of Borrower) or employees (on behalf of Borrower) from any and all sources arising from or attributable to the Park West Village Mortgaged Property, and the improvements, including charges for oil, gas, water, steam, heat, ventilation, air-conditioning, electricity, license fees, maintenance fees, charges for taxes, operating expenses or other amounts payable to Borrower (or for the account of Borrower), revenues, if any, from telephone services, laundry, vending, television and all receivables, customer obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Park West Village Mortgaged Property or rendering of services by Borrower, Property Manager, or any of their respective agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

“Stabilization” will occur, for purposes of the Park West Village Loan Documents, upon Lender determining that the Stabilization Debt Yield is at least 6.25% (without taking into account any disbursement of any Supplemental Income Reserve Funds) or higher for one (1) calendar quarter and no Mortgage Loan Event of Default has occurred and is continuing.

“Stabilization Debt Yield” means, for purposes of the Park West Village Loan Documents, as of any date, the ratio conveyed as a percentage and calculated by Lender in which (i) the numerator is the Net Cash Flow for the six (6) month period ending with the most recently completed calendar month, annualized (and for the purposes of calculating this definition, utilizing the greater of (a) actual Operating Expenses for the twelve (12) month period ending with the most recently completed calendar month or (b) the underwritten Operating Expenses (including, without limitation, actual taxes and actual insurance premiums and excluding non-monthly contributions to the Reserve Funds) as determined by Lender over the next succeeding twelve (12) month period), and (ii) the denominator is the Outstanding Principal Balance of the Park West Village Whole Loan at the time of such calculation. Lender’s computation of same will be final absent manifest error.

“Underwritten Stabilized Expense Amount” means, $9,455,248.00.

Reserves

Pursuant to the Park West Village Loan Documents, certain reserve accounts described below (each, a “Reserve Account” and collectively, the “Reserve Accounts”) were required to be established on or before the Origination Date and are required to be funded upon the occurrence of specified events as described below and are required to be maintained as set forth below.

Tax and Insurance Escrow Account

On the Origination Date, Borrower is required to deposit with Lender $919,475.86 for the payment of real estate taxes and $0.00 for the payment of insurance premiums, to be held in the Tax and Insurance Escrow Account.

Additionally, Borrower must pay to Lender on each Payment Date (i) one-twelfth (1/12) of the real estate taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such real estate taxes at least thirty (30) days prior to their respective due dates and (ii) one-twelfth (1/12) of the insurance premiums that Lender reasonably estimates will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration of the insurance policies in order to accumulate with Lender sufficient funds to pay all of such insurance premiums at least thirty (30) days prior to the expiration of the insurance policies (the “Tax and Insurance Escrow Funds”). Lender holds the Tax and Insurance Escrow Funds in the tax and insurance escrow account (the “Tax and Insurance Escrow Account”).

Notwithstanding the preceding paragraph to the contrary, so long as (i) no Mortgage Loan Event of Default has occurred and is continuing, (ii) the liability and casualty policies maintained by Borrower covering the Park West Village Mortgaged Property constitute a blanket policy approved by Lender in its sole discretion, including, without limitation, approval of the schedule of locations and values and (iii) Borrower provides Lender evidence of renewal of such policy and paid receipts for the payment of the insurance premiums by no later than ten (10) days prior to the expiration of such policy and thirty (30) days prior to the delinquency of payment on such policy, as applicable (the foregoing clauses (i), (ii) and (ii) are referred to as the “Insurance Escrow Waiver Requirements”), then Borrower will not be obligated to make deposits to the Tax and Insurance Escrow Account on account of insurance premiums; provided, however, that from and after the date that any of the foregoing Insurance Escrow Waiver Requirements fails to be satisfied and until such time as all of the Insurance Escrow Waiver Requirements are satisfied again, Borrower will be required to make deposits in the Tax and Insurance Escrow Account on account of insurance premiums in accordance with the provisions set forth in this section.

Replacement Reserve

On the Origination Date, Borrower is required to deposit with Lender $850,000.00 for replacements and repairs required to be made to the Park West Village Mortgaged Property during the term of the Park West Village Whole Loan. Amounts so deposited are referred to as Borrower’s “Replacement Reserve Funds” and the account in which such amounts are held is referred to as Borrower’s “Replacement Reserve Account”.

Excess Cash Reserve Account

Upon the occurrence and during the continuance of a Cash Trap Period, all Excess Cash will be collected by Lender and such amounts will be held by Lender in an account (the “Excess Cash Reserve Account” as additional security for the Park West Village Whole Loan.

Upon the conclusion of any Cash Trap Period, Lender will be required to remit any funds held in the Excess Cash Reserve Account to the Borrower.

“Excess Cash” means, if a Cash Trap Period is continuing, amounts remaining after the payment of the amounts specified in clauses (i) through (v) of the third paragraph under the heading “—Cash Management”.

Supplemental Income Reserve

With respect to the Park West Village Whole Loan, on the Origination Date, Borrower is required to deposit with Lender an amount equal to $4,920,000.00 (the “Initial Supplemental Income Reserve Deposit”), which amount will be deposited with and held by Lender as a reserve for the funding of monies to supplement amounts in the Cash Management Account. Amounts so deposited are referred to as the “Supplemental Income Reserve Funds” and the account in which such amounts are held is referred to as the “Supplemental Income Reserve Account”.

In addition, if Lender determines, in its reasonable discretion, on the Payment Date occurring in July 2023 and on each calendar quarter thereafter during the term of the Park West Village Whole Loan until Stabilization (the “Supplemental Income Reserve Recalculation Date”), that the Park West Village Mortgaged Property has not achieved a 6.25% Transient Debt Yield for the applicable Supplemental True-Up Period (taking into account Supplemental Income Reserve Funds anticipated to be on deposit for such period), Lender is required to promptly notify Borrower of such determination and the Supplemental Income

Reserve Additional Deposit Amount, in which case Borrower is required to deposit the Supplemental Income Reserve Additional Deposit Amount within fifteen (15) Business Days of receipt of such notice. Lender may reassess its calculation of the Supplemental Income Reserve Additional Deposit Amount from time to time if Lender determines in its reasonable discretion that the Supplemental Income Reserve Funds on deposit in the Supplemental Income Reserve Account (taking into account Supplemental Income Reserve Funds anticipated to be on deposit for the next succeeding calendar month) are insufficient to achieve a 6.25% Transient Debt Yield for the applicable Supplemental True-Up Period, in which case Borrower is required to deposit the reassessed Supplemental Income Reserve Additional Deposit Amount within fifteen (15) Business Days of receipt of such notice.

Provided that no Mortgage Loan Event of Default is continuing, on each Payment Date Lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount from the Supplemental Income Reserve Account to the Cash Management Account, which amounts will be applied with all other funds deposited during the Mortgage Loan Interest Accrual Period immediately preceding such Payment Date and in the order of priority set forth in the second paragraph under the heading “—Cash Management”.

Provided that no Mortgage Loan Event of Default is continuing, upon such time as Lender has reasonably determined that Stabilization has occurred, then upon Borrower’s written request, the balance of Supplemental Income Reserve Funds on deposit in the Supplemental Income Reserve Account are required to be disbursed to Borrower; provided, however, that if a Cash Trap Period is then continuing, then such funds will instead be deposited into the Excess Cash Reserve Account, to be applied in accordance with the terms of the Park West Village Loan Agreement.

“Monthly Supplemental Income Reserve Disbursement Amount” equals, for purposes of the Park West Village Loan Documents, one-twelfth (1/12) of (x) the Initial Supplemental Income Reserve Deposit with respect to the first twelve (12) Payment Dates occurring during the term of the Loan, and (y) each Supplemental Income Reserve Additional Deposit Amount with respect to the twelve (12) Payment Dates following the date that Borrower is required to deposit such Supplemental Income Reserve Additional Deposit Amount pursuant to the terms set forth in this section; provided that, if at any time Lender reassesses the Supplemental Income Reserve Additional Deposit Amount, the Monthly Supplemental Income Reserve Disbursement Amount will be adjusted so that all of the Supplemental Income Reserve Funds then on deposit in the Supplemental Income Reserve Account are disbursed in equal monthly installments ending on the Supplemental Income Reserve Recalculation Date (i.e., so that there will be no Supplemental Income Reserve Funds on deposit in the Supplemental Income Reserve Account on the Supplemental Income Reserve Recalculation Date).

“Supplemental Income Reserve Additional Deposit Amount” means, for purposes of the Park West Village Loan Documents, the amount, reasonably determined by Lender, that if added to the numerator of the Transient Debt Yield calculation would result in a 6.25% Transient Debt Yield.

“Supplemental True-Up Period” means, for purposes of the Park West Village Loan Documents, for the purposes of determining the Supplemental Income Reserve Additional Deposit Amount, if the determination is made (w) on the 12th, 24th, 36th, and 48th Payment Date, the following twelve (12) month period, (x) on the 15th, 27th, 39th, and 51st Payment Date, the following nine (9) month period, (y) on 18th, 30th, 42nd, and 54th Payment Date, the following six (6) month period, and (z) on 21st, 33rd, 45th, and 57th Payment Date, the following three (3) month period.

“Transient Debt Yield” means, for purposes of the Park West Village Loan Documents, as of any date, the ratio conveyed as a percentage and calculated by Lender in which (i) the numerator is the Net Cash Flow for the three (3) month period ending with the most recently completed calendar month, annualized (and for the purposes of calculating this definition, utilizing underwritten Operating Expenses (including, without limitation, underwritten replacement reserve, underwritten taxes and actual insurance premiums and excluding non-monthly contributions to the Reserve Funds) as reasonably determined by Lender over the next succeeding twelve (12) month period) and (ii) the denominator is the Outstanding Principal Balance of the Park West Village Whole Loan at the time of calculation. Lender’s computation of same will be final absent manifest error.

Unit Update Reserve

On the Origination Date, Borrower is required to deposit with Lender an amount equal to $7,858,500.00 which amount will be deposited with and held by Lender for the costs toward Unit Upgrade Work and Unit Upgrade Permitted Deposits incurred by Borrower following the Origination Date. Amounts so deposited are referred to as the “Unit Update Reserve Funds” and the account to which such amounts are held is referred to as the “Unit Upgrade Reserve Account”.

“Unit Upgrade Permitted Deposits” means, for purposes of the Park West Village Loan Documents, Unit Upgrade Reserve Funds made available for the payment of a deposit with respect to labor and materials in connection with Unit Upgrade Work, so long as at any one time the outstanding disbursements from the Unit Upgrade Reserve Account on account of deposits does not exceed the lesser of (x) the deposit amount required under the agreement for such labor or materials or (y) 50% of the total amount of the contract under which such deposit is made.

Property Management

The Park West Village Mortgaged Property is required to be operated, in all material respects, in accordance with the Management Agreement or Replacement Management Agreement, as applicable. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of the Park West Village Loan Agreement), Borrower is required to promptly enter into a Replacement Management Agreement with Property Manager or another Qualified Manager, as applicable.

Borrower is required to (i) promptly perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by them under the Management Agreement and do all things necessary to preserve and to keep unimpaired their material rights under the Management Agreement; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Property Manager under the Management Agreement, in a commercially reasonable manner.

If (i) a Mortgage Loan Event of Default occurs and is continuing, (ii) Property Manager becomes the subject of a bankruptcy action or becomes insolvent, (iii) a material default occurs under the Management Agreement beyond any applicable grace and cure periods, (iv) fifty percent (50%) or more of the direct or indirect ownership interest in Property Manager has changed or Control of Property Manager has changed from what it was on the Origination Date, (v) Property Manager engages in or commits fraud, gross negligence, willful misconduct or otherwise misappropriates funds, or (vi) any event occurs that will give rise to the right of Borrower to terminate such Management Agreement, including, without limitation (and whether or not set forth therein), if Property Manager commits any fraud, willful misconduct or gross negligence with respect to the operation and management of the Park West Village Mortgaged Property or any property or assets of Borrower or misappropriates or intentionally misapplies any Rents, reserve funds or other funds from the Park West Village Mortgaged Property or any other property or assets of Borrower, then Borrower will be required, at the request of Lender, to terminate the Management Agreement and replace Property Manager with a manager reasonably approved by or deemed approved by Lender, on terms and conditions satisfactory to Lender. The management fee for such replacement manager is not permitted to exceed then prevailing market rates (and in any event is not permitted to exceed the management fee in effect as of the Origination Date).

“Approved Rating Agencies” means, for purposes of the Park West Village Loan Documents, each of S&P, Moody’s, Fitch and DBRS Morningstar or any other nationally-recognized statistical rating agency which has been approved by Lender and designated by Lender to assign a rating to the Certificates and the Loan-Specific Certificates.

“Assignment of Management Agreement” means, for purposes of the Park West Village Loan Documents, that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the Origination Date, among Lender, Borrower and Property Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“DBRS Morningstar” means DBRS, Inc.

“Embargoed Person” means, for purposes of the Park West Village Loan Documents, any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA Patriot Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower, the Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Park West Village Whole Loan made by Lender is in violation of law.

“Fitch” means Fitch, Inc.

“KBRA” means Kroll Bond Rating Agency, LLC.

“Management Agreement” means (a) the Property Management Agreement dated as of the Origination Date between Borrower and Property Manager, as the same may be amended, restated, replaced, extended, supplemented or otherwise modified from time to time in accordance with the terms and provisions of the Park West Village Loan Agreement; and (b) any Replacement Management Agreement entered into in accordance with the terms and provisions of the Park West Village Loan Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Property Manager” means PWV Management LLC, a Delaware limited liability company, or, if the context requires, a Qualified Manager who is managing the Park West Village Mortgaged Property in accordance with the terms and provisions of the Park West Village Loan Agreement pursuant to a Replacement Management Agreement.

“Qualified Manager” means, for purposes of the Park West Village Loan Documents, either (a) Property Manager; or (b) in the reasonable judgment of Lender, a Person which is reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Park West Village Mortgaged Property, provided that (i) Borrower has obtained a Rating Agency Confirmation from each Approved Rating Agency with respect to the change of management of the Park West Village Mortgaged Property or, if a securitization has not occurred, Borrower has obtained the prior written consent of Lender, (ii) if such Person is an Affiliate of Borrower, Borrower has obtained an additional insolvency opinion in form acceptable to Lender and each Approved Rating Agency and (iii) such Person has entered into a Replacement Management Agreement and Assignment of Management Agreement.

“Rating Agencies” means, for purposes of the Park West Village Loan Documents, each of S&P, Moody’s, Fitch, KBRA and DBRS Morningstar or any other nationally recognized statistical rating agency which has assigned a rating to the Certificates and the Loan-Specific Certificates.

“Rating Agency Confirmation” means, for purposes of the Park West Village Loan Documents, a written affirmation from a Rating Agency that the credit rating of the Certificates and the Loan-Specific Certificates issued by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of the event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion. In the event that, at any given time, (a) no Approved Rating Agency has elected to consider whether to grant or withhold such an affirmation or (b) the Certificates and the Loan-Specific Certificates are not then rated, and, in each case, Lender does not otherwise have an approval right with respect to such event, then the term Rating Agency Confirmation will be deemed instead to require the written reasonable approval of Lender based on its good faith determination of whether the Approved Rating Agencies would issue a Rating Agency Confirmation, provided that the foregoing will be inapplicable in any case in which Lender has an independent approval right in respect of the matter at issue pursuant to the terms of the Park West Village Loan Agreement.

“Replacement Management Agreement” means, for purposes of the Park West Village Loan Documents,collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager which is reasonably acceptable to Lender in form and substance, provided that, with respect to this subclause (ii), Lender, at its option, may require that Borrower obtain a Rating Agency Confirmation from each Approved Rating Agency with respect to each such management agreement; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“S&P” means Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

Permitted Transfers

Without the prior written consent of Lender, Borrower is not permitted to, and is not permitted to permit any other Restricted Party to (i) sell (unless the Park West Village Whole Loan is to be paid or defeased in full in accordance with the express provisions of the Park West Village Loan Agreement at the time that the closing of such sale is consummated), convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Park West Village Mortgaged Property or any part of the Park West Village Mortgaged Property or any legal or beneficial interest in the Park West Village Mortgaged Property, (ii) permit a Sale or Pledge of any interest in any Restricted Party, (iii) enter into or subject the Park West Village Mortgaged Property to a PACE Loan or (iv) transfer any interest in the Tenant in Common Agreement (any of the foregoing clauses (i), (ii), (iii) and (iv), “Transfer”) other than (A) pursuant to leases of space tenants at the Park West Village Mortgaged Property in accordance with the provisions of the Park West Village Loan Agreement and (B) Permitted Transfers.

A Transfer includes, but is not limited to, (i) an installment sales agreement in which a Borrower agrees to sell the Park West Village Mortgaged Property, or any part of the Park West Village Mortgaged Property, for a price to be paid in installments; (ii) an agreement by Borrower leasing all or substantially all of the Park West Village Mortgaged Property for other than actual occupancy by a space tenant under such agreement, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any leases or any Rents; (iii) if a Restricted Party is a corporation (provided that, for the avoidance of doubt, neither Borrower nor Principal may be a corporation), any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger, division (under Section 18-217 of the Act, whether pursuant to a plan of division or otherwise) or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with the provisions of “—Property Management”.

Notwithstanding the provisions set forth under this heading, but subject to the terms and conditions set forth below in the third succeeding paragraph, Lender’s consent is not required and no transfer fees are payable in connection with one or a series of Transfers of: (i) direct or indirect interests in Borrower among Borrower Sponsor, Stellar Alternate Control Party, Stellar ACP Controlled Party and any Borrower Sponsor Controlled Parties; (ii) not more than forty-nine percent (49%) of the direct or indirect stock, general partnership interests, the limited partnership interests, the managing member interests or non-managing membership interests (as the case may be) in Borrower; (iii) the sale, transfer or issuance of stock in any Restricted Party so long as such stock is listed on the New York Stock Exchange or another nationally recognized stock exchange; or (iv) direct or indirect interests in Borrower for estate planning purposes by any Sponsor, Stellar Alternate Control Party, Stellar ACP Controlled Party and Borrower Sponsor Controlled Party to the spouse, child, parent, grandparent, grandchild, niece, nephew, aunt or uncle of such Sponsor, Stellar Alternate Control Party, Stellar ACP Controlled Party and Borrower Sponsor Controlled Party, or to a trust for the benefit of such Sponsor, Stellar Alternate Control Party, Stellar ACP Controlled Party and Borrower Sponsor Controlled Party, or for the benefit of such spouse, child, parent, grandparent, grandchild, niece, nephew, aunt or uncle of such Sponsor, Stellar Alternate Control Party, Stellar ACP Controlled Party and Borrower Sponsor Controlled Party.

No assumption of the Park West Village Whole Loan is permitted during the period that is thirty (30) days prior to and continuing until thirty (30) days following the securitization of any portion of the Park West Village Whole Loan. Other than as set forth in the preceding sentence, but subject to the remaining requirements set forth in this paragraph, Borrower will have the right to have the Park West Village Whole Loan assumed in connection with unlimited Transfers of the Park West Village Mortgaged Property in its entirety (a “Special Transfer”) with Lender’s consent, not to be unreasonably withheld, provided that no Mortgage Loan Event of Default has occurred and is continuing, and Lender receives thirty (30) days’ prior written notice of such Transfer and a non-refundable application fee of $5,000 at the time Lender’s consent is sought, and further provided that the following additional requirements are satisfied:

(i)         the existing Borrower at the time of such Special Transfer pays Lender a transfer fee equal to (x) $500,000 with respect to the first (1st) Special Transfer, and (y) with respect to the any Special Transfer thereafter, one-quarter of one percent (0.25%) of the Outstanding Principal Balance of the time of such subsequent Transfer;

(ii)        Borrower pays any and all reasonable out-of-pocket costs incurred in connection with such Transfer (including, without limitation, Lender’s counsel fees and disbursements, the fees and costs (including reasonable counsel fees and disbursements) of any Servicer, and all recording fees, title insurance premiums and mortgage and intangible taxes, and the fees and expenses of the Approved Rating Agencies pursuant to clause (x) below);

(iii)       the proposed Transferee (the “Transferee”) or Transferee’s Principals must have the creditworthiness, reputation and qualifications to Lender’s reasonable satisfaction;

(iv)      Transferee’s Principals must, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender, provided, however, that if Lender has received evidence reasonably acceptable to Lender that Transferee’s Principals have a net worth of at least $500,000,000 (exclusive of the Park West Village Mortgaged Property), and liquidity of at least $50,000,000 (exclusive of the Park West Village Mortgaged Property), then such Transferee’s Principals will be deemed to satisfy this clause (iv);

(v)       Transferee, Transferee’s Principals and all other entities which may be owned or Controlled directly or indirectly by Transferee’s Principals (“Related Entities”) must not have been party to any bankruptcy action within seven (7) years prior to the date of the proposed Transfer;

(vi)      Transferee must assume all of the obligations of Borrower under the Park West Village Loan Documents coming due from and after the date of such assumption in a manner reasonably satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender;

(vii)     there must be no material litigation or regulatory action pending or threatened against Transferee, Transferee’s Principals or Related Entities which is not reasonably acceptable to Lender;

(viii)    Transferee, Transferee’s Principals and Related Entities must not have defaulted under its or their obligations with respect to any other indebtedness in a manner which is not reasonably acceptable to Lender;

(ix)      Transferee and Transferee’s Principals must be able to satisfy all the representations and covenants set forth in “—SPE Covenants” and certain other covenants relating to tax and ERISA matters set forth in the Park West Village Loan Agreement, no Mortgage Loan Default or Mortgage Loan Event of Default must otherwise occur as a result of such Transfer, and Transferee and Transferee’s Principals must deliver (A) all organizational documentation reasonably requested by Lender, which is required to be reasonably satisfactory to Lender and (B) all certificates, agreements and covenants reasonably required by Lender;

(x)       each Approved Rating Agency must have issued a Rating Agency Confirmation with respect to such Transfer; Borrower or Transferee, at its sole cost and expense, must deliver to Lender a non-consolidation opinion reflecting such Transfer satisfactory in form and substance to Lender and each Approved Rating Agency;

(xi)      one (1) or more substitute guarantors reasonably acceptable to Lender must have assumed all of the liabilities and obligations of Guarantor under the Guaranty of Recourse Obligations, the Carry Guaranty and the Environmental Indemnity arising from and after the date of the Transfer to Transferee or must have executed a replacement guaranty, carry guaranty and environmental indemnity in form and substance reasonably satisfactory to Lender (and upon delivery of such replacement guaranty, carry guaranty and environmental indemnity, Guarantor will have no further liability with respect to events arising from and after the delivery of such replacement guaranty, carry guaranty and environmental indemnity);

(xii)     Borrower must deliver, at its sole cost and expense, an endorsement to the title insurance policy, as modified by the assumption agreement, as to the continuing priority of the lien of the Security Instrument and naming the Transferee as owner of the Park West Village Mortgaged Property, which endorsement must insure that, as of the date of the recording of the assumption agreement, the Park West Village Mortgaged Property will not be subject to any additional exceptions or liens other than those contained in such title insurance policy issued on the Origination Date and the Permitted Encumbrances;

(xiii)    the Park West Village Mortgaged Property must be managed by a Qualified Manager pursuant to a Replacement Management Agreement or self-managed by Transferee to the extent approved by Lender;

(xiv)    Borrower must deliver to Lender such information regarding any Persons and their respective Affiliates owning ten percent (10%) or more in the aggregate of direct or indirect interests in any successor Borrower as Lender reasonably requires in order to permit Lender to run background and credit searches and provided that the results of such searches are reasonably satisfactory to Lender; and

(xv)     immediately upon a Transfer to such Transferee and the satisfaction of all of the above requirements, the named Borrower and Guarantor in the Park West Village Loan Agreement will be released from all liability under the Park West Village Loan Agreement and the other Park West Village Loan Documents accruing after such Transfer; provided that the Park West Village Loan Agreement will not release Guarantor or Borrower from any liability with respect to any claim arising or permitted to be asserted under the Park West Village Loan Agreement or any of the Park West Village Loan Documents with respect to any action or omission occurring prior to any such Permitted Transfer. Subject to the preceding sentence, the foregoing release will be effective upon the date of such Transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower.

The death or incapacity of Laurence Gluck will not constitute a change of Control of Stellar Borrower, Stellar Guarantor, Affiliated Manager of Stellar or any Principal of Stellar Borrower as described under this heading, so long as one or more Persons comprising Stellar and/or one or more Stellar Qualified Transferees, in the aggregate, own not less than twenty-five percent (25%) of the direct or indirect equity interests in, and Control, Stellar Borrower and any Principal of Stellar Borrower, and the Park West Village Mortgaged Property is be managed by a Qualified Manager. Upon request from Lender, Borrower is required to promptly deliver to Lender an updated organizational chart reflecting each Transfer above under this heading. All out-of-pocket reasonable costs and expenses incurred by Lender in connection with its review of any of the foregoing Transfers are required to be paid by Borrower whether or not any such Transfer is consummated. Notwithstanding the foregoing, the direct or indirect Transfer of one hundred percent (100%) of the ownership interests in Borrower to an unaffiliated third party will be governed by the provisions relating to a Special Transfer.

In the event that during the term of the Park West Village Whole Loan any Transfer results in Stellar or a Qualified Replacement Guarantor no longer having a direct or indirect ownership interest in Stellar Borrower, then a Stellar Qualified Replacement Guarantor that has a direct or indirect ownership interest in Stellar Borrower is required, as a condition precedent of any such Transfer, to execute and deliver to Lender a Guaranty of Recourse Obligations and an Environmental Indemnity, in each case in the form and substance of the corresponding Park West Village Loan Documents executed by Stellar Guarantor on the Origination Date. Upon execution of such replacement Guaranty, the previous Stellar Guarantor will be released of its obligations under the Park West Village Loan Documents to which it is a party from the date of such release, provided that Stellar Borrower or the prior Stellar Guarantor has provided Lender with not less than ten (10) Business Days prior written notice of such release along with such documentation as Lender reasonably requests related to the Transfer.

Notwithstanding anything to the contrary in the Park West Village Loan Agreement or any other Park West Village Loan Documents, each Permitted Transfer, other than a Special Transfer in compliance with the terms set forth under this heading, will be conditioned upon: (i) no such Transfer resulting in the change of Control of Borrower such that (a) each Chetrit Borrower is not Controlled by either (x) a Borrower Sponsor Controlled Party (Chetrit), or (y) (I) in the event of a Transfer of the direct or indirect interests in Chetrit Borrower to a Sponsor Control Party (Stellar) that results in a change of Control of Chetrit Borrower to Sponsor Control Party (Stellar), a Sponsor Control Party (Stellar) or (II) in the event of a Transfer of the direct or indirect interests in Chetrit Borrower to a Stellar ACP Controlled Party that results in a change of Control of Chetrit Borrower to a Stellar ACP Controlled Party, a Stellar ACP Controlled Party, and (b) each Stellar Borrower is not Controlled by either (x) a Borrower Sponsor Controlled Party (Stellar), (y) a Stellar Alternate Control Party, or (z) in the event of a Transfer of the direct or indirect interests in Stellar Borrower to a Sponsor Control Party (Chetrit) that results in a change of Control of Stellar Borrower to such Sponsor Control Party (Chetrit), a Sponsor Control Party (Chetrit), and (c) a Borrower Sponsor Controlled Party does not Control each of, any Affiliated Manager, and any Principal (as applicable to each of Chetrit Borrower and/or Stellar Borrower) and the day-to-day operation of the Park West Village Mortgaged Property, (ii) other than a Transfer pursuant to clause (iii) of the fourth preceding paragraph, Lender receiving not less than thirty (30) days’ prior notice of such Transfer (or in the case of any Transfer pursuant to clause (a) or (b) in the definition of “Permitted Transfer”, Lender receiving notice within thirty (30) days of any such Transfer), (iii) the Park West Village Mortgaged Property continuing to be managed by a Qualified Manager approved in accordance with the terms and conditions of the Park West Village Loan Agreement both prior to and after such Transfer, (iv) (a) either (x) Chetrit Sponsor and/or Chetrit Sponsor Family Group continuing to directly or indirectly own at least a twenty five percent (25%), in the aggregate, equity interest in each of Chetrit Borrower and each Principal of Chetrit Borrower both prior to and after such Transfer, or (y) after giving effect to such Transfer, twenty five percent (25%) of the direct or indirect interests in Chetrit Borrower and each Principal of Chetrit Borrower are held by either (A) Stellar Sponsor and/or Stellar Sponsor Family Group or (B) Stellar Alternate Control Party, and (b) either (x) (A) Stellar Sponsor and/or Stellar Sponsor Family Group or (B) Stellar Alternate Control Party, continuing to directly or indirectly own at least a twenty five percent (25%) in the aggregate, equity interest in each of Stellar Borrower and each Principal of Stellar Borrower, both prior to and after such Transfer, or (y) after giving effect to such Transfer, twenty five percent (25%) of the direct or indirect interests in Stellar Borrower and each Principal of Stellar Borrower are held by Chetrit Sponsor and/or Chetrit Sponsor Family Group, (v) each proposed transferee (A) remaking the representations contained in the Park West Village Loan Agreement applicable to such proposed transferee, including those relating to Special Purpose Entity requirements, ERISA matters, the USA Patriot Act, OFAC and matters concerning Embargoed Persons and (B) satisfying, to Lender’s satisfaction, Lender’s “know your customer” requirements relating to the creditworthiness, reputation, background and qualifications of such proposed transferee, provided, however, that Lender’s “know your customer” requirements will not apply if such proposed transferee owns or will own less than a ten percent (10%) direct or indirect interests in any Borrower, and (vi) other than in the case of any Transfer pursuant to clause (a) or (b) in the definition of “Permitted Transfer”, no Mortgage Loan Event of Default continuing on the date such Transfer occurs and on the day after such Transfer occurs. Upon request from Lender, Borrower must promptly provide Lender a revised version of the organizational chart delivered to Lender in connection with the Park West Village Whole Loan reflecting any Permitted Transfer consummated in accordance with the provisions under this subheading “—Permitted Transfers”. If after giving effect to any such Transfer, (i) more than forty-nine percent (49%) in the aggregate of direct or indirect interests in any Borrower are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in any Borrower as of the Closing Date, or (ii) any Person acquires Control of any Borrower and such Person did not have Control of any Borrower prior to such Transfer, Borrower must, no less than thirty (30) days prior to the effective date of any such Transfer (other than a Transfer pursuant to clause (iii) of the fourth preceding paragraph), deliver to Lender (x) an additional non-consolidation opinion acceptable to Lender and the Rating Agencies, and (y) a Rating Agency Confirmation.

Further notwithstanding anything to the contrary contained in the Park West Village Loan Agreement:

(i)         if, immediately following any Transfer of direct or indirect interests in any Borrower or Principal, the transferee owns ten percent (10%) or more of the direct or indirect ownership interests in any Borrower then, to the extent such transferee did not own ten percent (10%) or more of the direct or indirect ownership interest in any Borrower on the Origination Date, Borrower is required to deliver, or cause to be delivered, at Borrower’s sole cost and expense, such searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) as Lender may reasonably require with respect to such transferee, its owners and controlling Persons, the results of which must be reasonably acceptable to Lender, and such transferee, its owners and controlling Persons must otherwise satisfy Lender’s then current applicable underwriting criteria and requirements; and

(ii)        if, as a result of any Permitted Transfer, Guarantor no longer either Controls or owns any direct or indirect interest in Borrower, it will also be a condition that one or more Approved Replacement Guarantors are required to execute and deliver a guaranty of recourse obligations and a carry guaranty (in the same form as the Guaranty of Recourse Obligations and the Carry Guaranty delivered to Lender by Guarantor on the Origination Date) and an environmental indemnity agreement (in the same form as the Environmental Indemnity delivered to Lender by Guarantor on the Origination Date) on or prior to the date of such Permitted Transfer (or, in the case of a death or incapacity of such Guarantor, within thirty (30) days after the date of such Permitted Transfer), pursuant to which, in each case, the Approved Replacement Guarantor(s) agree(s) to be liable under each such guaranty of recourse obligations, carry guaranty and environmental indemnity agreement from and after the date of such Permitted Transfer (whereupon such previous guarantor will be released from any further liability under the guaranty of recourse obligations from acts that arise from and after the date of such Permitted Transfer and such Approved Replacement Guarantor(s) will be “Guarantor” for all purposes of the Park West Village Loan Agreement. Notwithstanding the foregoing, in connection with a Transfer that results in a Transfer of either (x) (a) all of the direct and indirect interests in the Chetrit Borrower to either (i) Stellar Sponsor, (ii) a Borrower Sponsor Controlled Party (Stellar), (iii) Stellar Alternate Control Party or (iv) Stellar Guarantor, and (b) Control of the Chetrit Borrower to either (i) Stellar Sponsor, (ii) Stellar Guarantor, or (iii) Stellar Alternate Control Party, or (y) all of (a) the direct and indirect interests in the Stellar Borrower to Chetrit Sponsor a Borrower Sponsor Controlled Party (Chetrit), and (b) Control of the Stellar Borrower to Chetrit Sponsor, then so long as (i) in connection with clause (x) above Stellar Guarantor as a result of such Transfer either (A) owns a direct or indirect interest in the Chetrit Borrower, or (B) Controls the Chetrit Borrower, and (ii) in connection with clause (y) above Chetrit Guarantor as a result of such Transfer either (A) owns a direct or indirect interest in the Stellar Borrower, or (B) Controls the Stellar Borrower, then in connection with such Transfer, Borrower will not be required to replace the Guarantor that no longer owns a direct or indirect interest Borrower, or Controls Borrower with an Approved Replacement Guarantor, so long as (I) the remaining Guarantor is not in default under the Guaranty of Recourse Obligations, the Carry Guaranty and the Environmental Indemnity, and (II) continues to satisfy the net worth and liquidity requirements set forth in the Guaranty of Recourse Obligations.

Notwithstanding anything in the Park West Village Loan Agreement to the contrary, (x) in no event will any additional Tenant in Common interests in the Park West Village Mortgaged Property be granted after the Origination Date, and (z) in no event will any individual Tenant in Common interests in the Park West Village Mortgaged Property be Transferred after the Origination Date except in connection with a Transfer effectuated in accordance with the provisions set forth above relating to a Special Transfer.

For avoidance of doubt, for the purposes of this section, “Borrower” means any tenant in common entity comprising Borrower.

Notwithstanding anything to the contrary contained under this subheading “—Permitted Transfers”, in the event that Laurence Gluck, a natural person, desires to exercise his rights with respect to the revocation of the trust established pursuant to the Amended and Restated 2013 LG Revocable Trust, Borrower and Stellar Guarantor are required to satisfy the following conditions, and the failure to satisfy same will be deemed a Transfer in violation of the Park West Village Loan Agreement, and will be an immediate Mortgage Loan Event of Default:

(i)	Stellar Guarantor must give Lender fifteen (15) Business Days prior notice of the revocation of the trust established pursuant to Amended and Restated 2013 LG Revocable Trust;

(ii)   Stellar Guarantor must give Lender copies of all documentation evidencing such revocation;

(iii)	Either (i) Laurence Gluck, a natural person, must (A) execute and deliver to Lender a joinder to the Guaranty of Recourse Obligations, the Environmental Indemnity and the Carry Guaranty pursuant to which such grantor, will automatically assume the obligations of Stellar Guarantor under the Guaranty of Recourse Obligations and the Carry Guaranty and indemnitor under the Environmental Indemnity, and (B) the direct and indirect interests in Stellar Borrower held by the Amended and Restated 2013 LG Revocable Trust as of the date of such revocation must be transferred to Laurence Gluck, a natural person, as of such date, and Borrower is required to deliver to Lender copies of such transfer documents, or (ii) the direct or indirect interests in Stellar Borrower held by the Amended and Restated 2013 LG Revocable Trust as of the date of such revocation are transferred to a Person pursuant to the express provisions of the third paragraph under this heading, and Borrower otherwise satisfies the conditions specified therein, and the provisions of sub-clause (i) of this clause (and in the case of clause (i) if the revocation will result in a change of any Guarantor, then a Stellar Qualified Replacement Guarantor must as a condition to the effectiveness of such revocation satisfy subclause (A) of sub-clause (i) of this clause), and the provisions set forth in the third and fourth preceding paragraphs are satisfied in connection with such Transfer as of the date of such revocation (and Borrower will be required to pay to Lender any out-of-pocket costs incurred by Lender in connection with the revocation of such trust).

“Affiliated Manager” means, for purposes of the Park West Village Loan Documents, any Property Manager in which Borrower, Borrower Sponsor or Guarantor has, directly or indirectly, any legal, beneficial or economic interest or who is Controlled by or under common Control with Borrower or Guarantor.

“Approved Replacement Guarantor” means, for purposes of the Park West Village Loan Documents, a Person (i) that satisfies the conditions set forth in clauses (x) and (y) of the definition of “Qualified Transferee”, (ii) whose identity, experience, financial condition and creditworthiness, including net worth and liquidity (provided, however, that upon Borrower delivering to Lender evidence reasonably acceptable to Lender that such proposed guarantor has a net worth of at least $500,000,000 (exclusive of the Park West Village Mortgaged Property) and liquidity of at least $50,000,000 (exclusive of the Park West Village Mortgaged Property), such proposed guarantor’s net worth and liquidity will be deemed acceptable to

Lender), is acceptable to Lender in Lender’s sole discretion, (iii) for which Lender has received a Rating Agency Confirmation from each applicable Rating Agency and (iv) who either Controls Borrower or owns a direct or indirect interest in Borrower.

“Borrower Sponsor(s)” means, for purposes of the Park West Village Loan Documents, Meyer Chetrit, an individual, and Laurence Gluck, an individual.

“Borrower Sponsor Controlled Party” means, for purposes of the Park West Village Loan Documents, an entity Controlled by Borrower Sponsor(s).

“Borrower Sponsor Controlled Party (Chetrit)” means, for purposes of the Park West Village Loan Documents, an entity Controlled by the Chetrit Sponsor(s).

“Borrower Sponsor Controlled Party (Stellar)” means, for purposes of the Park West Village Loan Documents, an entity Controlled by the Stellar Sponsor(s).

“Borrower Sponsor Family Group” means, for purposes of the Park West Village Loan Documents, Borrower Sponsor and/or his spouse, parents, siblings, children, grandchildren or other lineal descendants and/or family trusts for the benefit of Sponsor and his spouse, children, parents, siblings, grandchildren or other lineal descendants.

“Chetrit Borrower” means, for purposes of the Park West Village Loan Documents, CF PWV LLC, a Delaware limited liability company.

“Chetrit Guarantor” means, for purposes of the Park West Village Loan Documents, Meyer Chetrit, an individual.

“Chetrit Sponsor” means, for purposes of the Park West Village Loan Documents, Meyer Chetrit, an individual.

“Chetrit Sponsor Family Group” means, for purposes of the Park West Village Loan Documents, Chetrit Sponsor and/or his spouse, parents, siblings, children, grandchildren or other lineal descendants and/or family trusts for the benefit of Chetrit Sponsor and his spouse, children, parents, siblings, grandchildren or other lineal descendants.

“Control” means, for purposes of the Park West Village Loan Documents, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” will have correlative meanings.

“OFAC” means, for purposes of the Park West Village Loan Documents, the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

“Permitted Transfer” means, for purposes of the Park West Village Loan Documents, any of the following: (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto and (c) any Transfer permitted under this subheading “—Permitted Transfers”.

“Qualified Transferee” means, for purposes of the Park West Village Loan Documents, a transferee for whom, prior to the Transfer, Lender has received: (x) evidence that the proposed transferee (1) has never been indicted for a felony involving a crime or crimes of dishonesty or fraud, or convicted of, or pled guilty or no contest to, a felony, (2) has never been indicted or convicted of, or pled guilty or no contest to, an offense under The USA Patriot Act (and the regulations thereunder), and is in compliance with the certain covenants relating to OFAC regulations and trade restrictions under U.S. law set forth in the Park West Village Loan Agreement, (3) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding and (4) has no material outstanding judgments against such proposed transferee and (y) if the proposed transferee will obtain Control of Borrower or obtain a direct or indirect ownership interest of 10% or more in Borrower as a result of such proposed transfer, both a credit check and bankruptcy, litigation, judgment lien and other comparable searches against such proposed transferee, the results of which must be acceptable to Lender in its reasonable discretion.

“Restricted Party” means, for purposes of the Park West Village Loan Documents, collectively (a) Borrower, Principal, Guarantor and any Affiliated Manager, and (b) any shareholder, partner, member, non-member manager, direct or indirect legal or beneficial owner, agent or employee of, Borrower, Principal, Guarantor, any Affiliated Manager or any non-member manager, provided that “Restricted Party” will not include any of the foregoing Persons or any Person if such Person is a publicly traded company. For the avoidance of doubt, for the purposes of the definition of Restricted Party, “Borrower” means any tenant in common entity comprising Borrower.

“Sale or Pledge” means, for purposes of the Park West Village Loan Documents, a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of an option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.

“Stellar” means, for purposes of the Park West Village Loan Documents, collectively or individually as the context may require, Laurence Gluck, an individual, his immediate family members and trusts for such persons.

“Stellar ACP Controlled Party” means, for purposes of the Park West Village Loan Documents, an entity Controlled by Stellar Alternate Control Party.

“Stellar Alternate Control Party” means, for purposes of the Park West Village Loan Documents, any one or more of (i) Laurence Gluck, a natural person, (ii) the Amended and Restated 2013 LG Revocable Trust and/or (iii) that certain Gluck Family Trust Agreement, dated as of July 16, 2009, by Laurence Gluck, as grantor.

“Stellar Borrower” means, for purposes of the Park West Village Loan Documents, SM PWV LLC, a Delaware limited liability company.

“Stellar Guarantor” means, for purposes of the Park West Village Loan Documents, the revocable trust established pursuant to the Amended and Restated 2013 LG Revocable Trust.

“Stellar Qualified Replacement Guarantor” means, for purposes of the Park West Village Loan Documents, (1) a proposed guarantor, that (A) satisfies the conditions set forth in clauses (x) and (y) of the definition of “Qualified Transferee” and (B) in each case for whom Lender must receive evidence reasonably acceptable to Lender that such proposed guarantor has a net worth of at least $500,000,000 (exclusive of the Park West Village Mortgaged Property), and liquidity of at least $50,000,000 (exclusive of the Park West Village Mortgaged Property), including, for the purposes of calculating liquidity only, (x) unconditional, third-party uncalled and unpledged capital commitments of creditworthy persons in the case of any pooled investment vehicle and (y) amounts available to be drawn under committed lines of credit from institutional lenders, subject only to customary draw conditions for syndicated credit facilities, or (2) that certain Gluck Family Trust Agreement, dated as of July 16, 2009, by Laurence Gluck, as grantor, provided that (i) it has a net worth of at least $500,000,000 (exclusive of the Park West Village Mortgaged Property) and (ii) it satisfies the conditions set forth in clauses (x) and (y) of the definition of “Qualified Transferee”. For purposes of determining net worth, real estate assets will be valued at fair value rather than book value. Notwithstanding the foregoing, any such entity will qualify as a “Stellar Qualified Replacement Guarantor” only for so long as (A) such party has not been the subject of a voluntary or involuntary bankruptcy proceeding in the previous seven (7) years, (B) such party has not been, and is not Controlled by any party which has ever been, convicted of a felony involving theft, fraud, embezzlement or any related offense or violent crime or capital offense, and (C) such party is not an Embargoed Person.

“Stellar Qualified Transferee” means, for purposes of the Park West Village Loan Documents, any of the following Persons (other than individuals):

(i)         a pension fund, pension trust or pension account that (a) has total real estate assets of at least $1,000,000,000 (exclusive of the Park West Village Mortgaged Property) and (b) is managed by a Person who controls at least $1,000,000,000 of real estate equity assets (exclusive of the Park West Village Mortgaged Property);

(ii)        a pension fund advisor who (a) immediately prior to such transfer, controls at least $1,000,000,000 of real estate equity assets (exclusive of the Park West Village Mortgaged Property) and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition;

(iii)       an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a net worth, as of the date of the transfer, of at least $1,000,000,000 (exclusive of the Park West Village Mortgaged Property) and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $2,000,000,000 (exclusive of the Park West Village Mortgaged Property);

(iv)      a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $1,000,000,000 (exclusive of the Park West Village Mortgaged Property) and (b) who, immediately prior to such transfer, Controls real estate equity assets of at least $2,000,000,000 (exclusive of the Park West Village Mortgaged Property); or

(v)       any Person (a) who has total real estate assets (in name or under management) in excess of $1,000,000,000 (exclusive of the Park West Village Mortgaged Property) and net worth in excess of $500,000,000 (exclusive of the Park West Village Mortgaged Property), and (b) has been regularly engaged (directly or through affiliates) in the business of owning or operating at least three (3) comparable properties (excluding the Park West Village Mortgaged Property) totaling at least 2,000,000 rentable square feet.

“Stellar Sponsor” means, for purposes of the Park West Village Loan Documents, Laurence Gluck, an individual.

“Stellar Sponsor Family Group” means, for purposes of the Park West Village Loan Documents, Stellar Sponsor and/or his spouse, parents, siblings, children, grandchildren or other lineal descendants and/or family trusts for the benefit of Stellar Sponsor and his spouse, children, parents, siblings, grandchildren or other lineal descendants.

Additional Indebtedness and Liens

The Park West Village Loan Documents provide that Borrower is not permitted to incur any indebtedness other than the following: (i) the Park West Village Whole Loan or mortgage loans secured by the Park West Village Mortgaged Property that have been paid in full on or prior to the Origination Date and any liens and encumbrances granted pursuant thereto have been fully released, (ii) unsecured trade and operations payables incurred in the ordinary course of business relating to the ownership and operation of the Park West Village Mortgaged Property and the routine administration of Borrower, in amounts not to exceed two percent (2%) of the outstanding principal amount of the Park West Village Whole Loan in the aggregate, which liabilities are not more than sixty (60) days past the later of (1) the date incurred or (2) the date invoiced (unless being properly contested in accordance with the terms of the Park West Village Loan Agreement), are not evidenced by a note and are paid when due, and which amounts are in the normal course of Borrower’s business and operations, and (iii) such other liabilities that are permitted pursuant to the Park West Village Loan Agreement.

Borrower is prohibited from creating, incurring, assuming or suffering to exist any lien on any portion of the Park West Village Mortgaged Property or permitting any such action to be taken, except for Permitted Encumbrances.

“Permitted Encumbrances” means, for purposes of the Park West Village Loan Documents, collectively (a) the liens and security interests created by the Park West Village Loan Documents, (b) all liens, encumbrances and other matters disclosed in “Schedule B-I” of the title insurance policy, (c) liens, if any, for taxes or other charges imposed by any governmental authority that are not yet delinquent, (d) mechanics’ or materialmen’s liens that either (i) secure sums not yet due and payable, (ii) secure sums for which Borrower is not indebted, (iii) secure sums not in excess of $250,000.00 in the aggregate, or (iv) are bonded or insured over to Lender’s reasonable satisfaction; provided, however, that with respect to the foregoing subclauses (ii) and (iii), such sums will be deemed “Permitted Encumbrances” only if, after written notice to Lender, Borrower, at its own expense, is contesting the amount or validity of the same by appropriate legal proceedings in accordance with the Park West Village Loan Documents, promptly initiated and conducted in good faith and with due diligence, and provided, further, that the conditions set forth in the Security Instrument are also satisfied in respect of such contest, and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of the Park West Village Mortgaged Property or Borrower’s ability to repay the Park West Village Whole Loan. Permitted Encumbrances expressly exclude any PACE Loans.

“PACE Loan” means, for purposes of the Park West Village Loan Documents, any Property-Assessed Clean Energy loan or other similar arrangement through which a property owner receives financing in exchange for voluntary special tax assessments or other liens or encumbrances on the Park West Village Mortgaged Property for the purpose of financing energy-efficient improvements, renewable energy projects or otherwise. For the avoidance of doubt, PACE Loans are not permitted indebtedness and liens securing PACE Loans are not Permitted Encumbrances.

Leases and Material Agreements

Leases

Any Major Leases executed after the Origination Date (including any renewals or extensions of Major Leases in place on the Origination Date other than automatic extensions that are provided for in such Major Lease and do not require the consent or approval of Borrower) and any amendment or modification of any Major Lease after the Origination Date will require the prior written consent of Lender, which consent will not be unreasonably withheld, conditioned or delayed. Provided that no Mortgage Loan Event of Default is continuing, proposed leases and renewals, amendments and modifications of existing leases, will not be subject to the prior approval of Lender provided that (i) the proposed lease would not be a Major Lease or the existing lease as amended or modified or the renewal lease would not be a Major Lease and (ii) the lease as amended or modified or the renewal lease or series of leases or proposed lease or series of leases: (A) is written substantially in accordance with the standard form of lease which has been approved by Lender, (B) provides for net effective rental rates comparable to existing local market rates, (C) such lease is not with an Affiliate of Borrower or Guarantor, (D) does not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Park West Village Mortgaged Property), any requirement for a non-disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Park West Village Loan Documents in any material respect, and (E) with respect to residential leases at the Park West Village Mortgaged Property only, has a term (together with all extensions and renewal options) of not less than six (6) months nor more than two (2) years. Upon request, Borrower is required to furnish Lender with true, correct and complete executed copies of all commercial leases, amendments of leases and any related agreements (provided, however, that if such request is made during the continuance of a Mortgage Loan Event of Default or in connection with the regulatory inquiry, if Lender requests same, Borrower is required to deliver copies of all residential leases. All renewals of leases and all proposed leases are required to provide for rental rates comparable to existing local market rates and is required to be written on the form of standard lease attached to Borrower’s closing certificate dated as of the Origination Date (subject to commercially reasonable changes made in the course of negotiations with the applicable tenant). All proposed leases are required to be on commercially reasonable market rate terms and may not contain any terms which would materially affect Lender’s rights under the Park West Village Loan Documents. All leases executed after the Origination Date are required to provide that they are subordinate to the Security Instrument and the Lien created thereby and that the tenant thereunder agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale; provided that (i) Lender is required to deliver, a subordination, non-disturbance and attornment agreement (an “SNDA”) in favor of any tenant under a lease demising the lesser of (x) 15,000 square feet of the improvements, and (y) a full floor of the improvements, as approved by Lender as to both the proposed lease and the SNDA, which must be on Lender’s then-standard form of such agreement with such changes as may be requested by such tenant which are reasonably acceptable to Lender (and Borrower is required to pay Lender’s reasonable out-of-pocket costs and expenses in connection therewith, including, without limitation, reasonable legal fees and expenses) and (ii) any lease to a residential rent stabilized tenant will not be required to contain such subordination and attornment language if prohibited by applicable legal requirements, provided that such lease does not contain any option to purchase, any right of first refusal to purchase, or any other provision which might adversely affect the rights of Lender under the Park West Village Loan Documents in any material respect. Borrower (a) will be required to observe and perform the obligations imposed upon the lessor under the leases in a commercially reasonable manner; (b) will be required to enforce and may amend (except for amendments to Major Leases, which require Lender’s consent as set forth above) or terminate the material terms, covenants and conditions contained in the leases upon the part of the tenant to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Park West Village Mortgaged Property, except that Borrower may not terminate or accept the surrender by a tenant of any lease unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Park West Village Mortgaged Property; provided, however, that no such termination or surrender of any Major Lease will be permitted without the prior written consent of Lender or unless such termination or surrender is specifically provided for in the Major Lease; (c) is not permitted to collect any of the rents more than one month in advance (other than security deposits required pursuant to such lease); (d) will not execute any other assignment of lessor’s interest in the leases or the rents (except as contemplated by the Park West Village Loan Documents); (e) will not alter, modify or change the terms of the leases in a manner inconsistent with the provisions of the Park West Village Loan Documents; and (f) will execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the leases as Lender from time to time reasonably requires. Notwithstanding anything to the contrary contained the Park West Village Loan Agreement, Borrower is not permitted to enter into a lease of all or substantially all of the Park West Village Mortgaged Property without Lender’s prior written consent. Notwithstanding anything to the contrary, all new leases and all amendments, modifications, extensions, and renewals of existing leases with tenants that are Affiliates of Borrower will be subject to the prior written consent of Lender. Lender will have the right to require any new non-residential tenant to execute and deliver to Lender a subordination, non-disturbance of possession and attornment agreement in form, content and manner of execution reasonably acceptable to Lender.

“Acceptable Residential Lease” means a lease of an individual residential unit located at the Park West Village Mortgaged Property to a tenant (other than an Affiliate of Borrower, Property Manager or Guarantor) for residential occupancy, which lease provides for a net effective rental rate, at the time such lease (or, in the case of a renewal, extension, amendment or modification which modifies the rental rate and/or concessions, at the time such renewal, extension, amendment or modification document), is executed, comparable to existing local market net effective rental rates or rental rates, as applicable, for properties that are comparable to the Park West Village Mortgaged Property (unless, such lease is a rent stabilized or rent-controlled lease in which case, such rent will be the maximum amount permitted by legal requirements) and, unless in the case of a renewal or extension of a then-existing lease, the rent payable during such renewal or extension, or a formula or other method to compute such rent, is provided for in the original lease), and for an initial term of not less than six (6) months and no more than two (2) years.

“Major Lease” means, for purposes of the Park West Village Loan Documents, any lease which, (a) either individually, or when taken together with any other lease with the same tenant or its Affiliates, demises in excess of 25,000 square feet in the improvements at the Park West Village Mortgaged Property, (b)

leases space to any Affiliate of Borrower or Guarantor, (c) demises an entire building at the Park West Village Mortgaged Property, (d) covers more than five percent (5%) of the residential units at the Park West Village Mortgaged Property or constitutes ten percent (10%) or more of the total annual rents applicable to the Park West Village Mortgaged Property, (e) contains an option or other preferential right to purchase all or any portion of the Park West Village Mortgaged Property, (f) is a residential lease other than an Acceptable Residential Lease or (g) is entered into during the continuance of a Mortgage Loan Event of Default.

Lender is required to use good faith efforts to respond to a request for approval of a Major Lease within ten (10) Business Days after Lender’s receipt of Borrower written request for approval or consent with respect thereto. Such request is required to contain a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters stating “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE PARK WEST VILLAGE WHOLE LOAN BY STARWOOD MORTGAGE CAPITAL, LLC, BANK OF MONTREAL, CITI REAL ESTATE FUNDING INC. AND PARK WEST VILLAGE GRAND AVENUE PARTNERS, LLC TO CF PWV LLC AND SM PWV LLC. FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED APPROVED”. If Lender fails to respond to such request within ten (10) Business Days, and Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters stating “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE PARK WEST VILLAGE WHOLE LOAN BY STARWOOD MORTGAGE CAPITAL, LLC, BANK OF MONTREAL, CITI REAL ESTATE FUNDING INC. AND PARK WEST VILLAGE GRAND AVENUE PARTNERS, LLC TO CF PWV LLC AND SM PWV LLC. IF YOU FAIL TO PROVIDE A SUBSTANTIVE RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GRANTED”, Lender will be deemed to have approved or consented to such Major Lease if Lender fails to respond to such second written request before the expiration of such ten (10) Business Day period. Any reasonable request by Lender for further information or documentation in relation to any proposed Major Lease will constitute a response by Lender for all purposes under the Park West Village Loan Agreement.

Material Agreements

All Material Agreements and all modifications thereof will be subject to the prior review and approval, not to be unreasonably withheld or delayed, of Lender.

“Material Agreements” means each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Park West Village Mortgaged Property, other than the Management Agreement and the leases, as to which either (a) there is an obligation of Borrower to pay more than $750,000 in the aggregate per annum, or (b) the term of the agreement extends beyond one year (unless cancelable on 30 days or less notice without requiring the payment of termination fees or payments of any kind) or any agreement to be executed by Borrower entered into with an Affiliate or otherwise upon terms and conditions that are not intrinsically fair or substantially similar to those that would be available on an arms-length basis with third parties.

Violations

Borrower is required, within one hundred twenty (120) days from the Origination Date (the “Violations Deadline”), to (a) remove, or to the extent a tenant under a lease is responsible pursuant to the express provisions of the applicable lease, Borrower is required to exercise its rights under said lease and cause said tenant to remove, of record any and all violations (including, without limitation, the payment of any fines, charges or penalties required to remove same) listed on a schedule to the Park West Village Loan Agreement, presently existing, (b) complete (or cause any applicable tenant to complete) any and all repairs that are required to be made and work performed at the Park West Village Mortgaged Property in order to remediate such Violations (such repairs and work are referred to as the “Violations Work”), and (c) deliver to Lender evidence in form and substance reasonably acceptable to Lender of the completion of all of the Violations Work and removal of record of all of the Violations (the foregoing clauses (a), (b) and (c) are referred to collectively as the “Completion Conditions”); provided that if, as of the end of such one hundred twenty (120) day period, Borrower (or the applicable tenant) has not completed, or caused to be completed, all of the Violations Work and removed, or caused to be removed, all of the Violations as aforesaid, then so long as (x) prior to the expiration of such one hundred twenty (120) day period, Borrower (or the applicable tenant) has commenced and used diligent, commercially reasonable efforts to complete all of the Violations Work and remove all of the Violations as aforesaid and (y) from and after the expiration of such one hundred twenty (120) day period, Borrower continues to use diligent, commercially reasonable efforts (as determined by Lender) to complete, or cause the applicable tenant to complete, all of the Violations Work and to remove, or cause to be removed, all of the Violations as aforesaid (and, from time to time upon Lender’s reasonable written request, delivers to Lender updates regarding the status and progress thereof), then the Violations Deadline will be extended for such additional period of time as is reasonably required for Borrower to complete, or cause to be completed, all of the Violations Work, and remove, or cause to be removed, all of the Violations, as aforesaid.

“Violations” means, for purposes of the Park West Village Loan Documents, those certain outstanding municipal violations identified on a schedule to the Park West Village Loan Agreement.

Unit Upgrade Work

Borrower is required to perform the Unit Upgrade Work and must satisfy all of the following conditions in connection with the Unit Upgrade Work (in each case as reasonably determined by Lender):

(i)         Borrower has agreed that it will (1) perform the Unit Upgrade Work or cause the Unit Upgrade Work to be performed, in a good and workmanlike manner and in compliance with all applicable legal requirements; (2) prosecute the construction and completion of the Unit Upgrade Work with diligence and cause the Unit Upgrade Work to be completed free from any liens or claims of any and all persons or entities performing services or labor on the Park West Village Mortgaged Property or furnishing materials thereto; and (3) pay and discharge any and all costs, expenses and liabilities for, or incurred in connection with, the construction and completion of the Unit Upgrade Work as and when the same become due and payable;

(ii)        Lender must have: (1) received copies of all Project Permits, if applicable, and evidence that the same are in full force and effect; (2) with respect to Unit Upgrade Work, approval of the Unit Upgrade Scope with respect to the applicable residential apartment unit that is the subject of such Unit Upgrade Work (provided, however, that such Unit Upgrade Scope will be deemed approved if and to the extent (x)(a) the scope of renovations set forth therein is substantially similar to the scope of renovations previously performed by Borrower at the Park West Village Mortgaged Property prior to the Origination Date or previously approved by Lender, or (b) is a pre-approved renovation scope as set forth on a schedule to the Park West Village Loan Agreement, and (y) the same does not involve any alterations to any structural component of any Improvements); and (3) copies of all applicable Project Documents relating to the Unit Upgrade Work; and

(iii)       Borrower is required, at the request of Lender from time to time, furnish reports to Lender in form and substance reasonably acceptable to Lender on the progress of the construction of the Unit Upgrade Work.

“Plans and Specifications” means, with respect to Unit Upgrade Work, each of the plans and specifications for the completion of the Unit Upgrade Work (including, without limitation, a description of the materials, equipment and fixtures necessary for the completion of such Unit Upgrade Work).

“Project Documents” means, collectively, all Plans and Specifications (with respect to the Unit Upgrade Work), the Unit Upgrade Scope (with respect to any individual residential apartment unit being renovated pursuant to the Unit Upgrade Work), Project Permits, as any of the foregoing may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms and conditions of the Park West Village Loan Agreement.

“Project Permits” means, collectively, all authorizations, consents and approvals, licenses and permits given or issued by governmental authorities which are required for the completion of the Unit Upgrade Work in accordance with all legal requirements, and for the performance and observance of all obligations and agreements of Borrower contained in the Park West Village Loan Agreement or in the other Park West Village Loan Documents relating to the completion of the Unit Upgrade Work, as the same may be amended, replaced, supplemented, assigned or otherwise modified from time to time in accordance with the terms of the Park West Village Loan Agreement and applicable legal requirements.

“Unit Upgrade Scope” means, with respect to any individual residential apartment unit being renovated pursuant to the Unit Upgrade Work, the scope and description of the renovations of such residential apartment unit.

“Unit Upgrade Work” means the improvement work to the Park West Village Mortgaged Property required to renovate the Unit Upgrade Units substantially in accordance with the Unit Upgrade Scope and all applicable legal requirements.

Required Repairs

Borrower is required to perform the repairs at the Park West Village Mortgaged Property as more particularly set forth on a schedule to the Park West Village Loan Agreement (such repairs are collectively referred to as “Required Repairs”). Borrower is required to complete the Required Repairs on or before the required deadline for each repair as set forth on a schedule to the Park West Village Loan Agreement, as such deadline may be extended by Lender in its sole discretion. Notwithstanding the foregoing, the inability of Borrower to complete any one or more of the Required Repairs within the applicable time periods set forth on a schedule to the Park West Village Loan Agreement will not, in and of itself, constitute an Event of Default hereunder, provided that Borrower is and has diligently and continuously taken all commercially reasonable steps necessary to complete the Required Repair(s) in question.

Residential Apartments Status and Leases

Borrower is required to make all filings required by any and all rent regulatory laws, must timely and properly file annual apartment registrations with the DHCR for all apartments for which such registrations are required to be filed, must charge rents in accordance with law and must make all necessary repairs and maintain all required services.  Borrower is not permitted to harass any tenants, whether subject to rent regulation or otherwise. In the event any claim is made in writing or any administrative or judicial proceeding is commenced against Borrower (whether by a tenant or otherwise) asserting Borrower’s failure to maintain services, to charge proper and legal rents, or to properly reflect the regulated status of an apartment on a lease or in a New York State Division of Housing and Community Renewal (“DHCR”) registration, Borrower is required to notify Lender of such claim or complaint and provide Lender with a copy of the claim or complaint promptly.

Insurance; Casualty; Condemnation

Insurance

Borrower is required to obtain and maintain, or cause to be maintained, insurance for Borrower and the Park West Village Mortgaged Property providing at least the following coverages:

(i)         comprehensive “All Risk” or “Special Form” insurance, including the peril of wind (named storms), on the improvements and the personal property (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of the Park West Village Loan Agreement means actual replacement value (exclusive of costs of excavations) with no depreciation; (B) containing an agreed amount endorsement with respect to the improvements and personal property waiving all co-insurance provisions, or confirmation that co-insurance does not apply; and (C) providing for no deductible in excess of Fifty Thousand and No/100 Dollars ($50,000.00) for all such insurance coverage. In addition, Borrower is required to obtain the following additional coverages: (x) if any portion of the improvements is currently (or at any time in the future is) located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Program as governed by the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended (the “Flood Insurance Acts”), with a deductible acceptable to Lender plus such excess limits as Lender may require with a deductible not greater than an amount equal to the maximum available under the Flood Insurance Acts; and (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Park West Village Mortgaged Property is located in an area with a high degree of seismic activity; provided that the insurance pursuant to clauses (x) and (y) of this subsection is required to be on terms consistent with the comprehensive “All Risk” or “Special Form” insurance policy required under this subsection (A);

(ii)        commercial general liability insurance, including terrorism, providing broad form comprehensive general liability coverage against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Park West Village Mortgaged Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than $2,000,000 in the aggregate and $1,000,000 per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement that is not subject to an aggregate policy cap or sublimit); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all insured contracts; and (5) contractual liability covering the indemnities contained in the Security Instrument to the extent the same is available; and (D) providing for no deductible or self-insured retention;

(iii)       loss of rents and/or business interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in clause (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Park West Village Mortgaged Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the insurance policy may expire prior to the end of such period; and (D) business income coverage in an amount sufficient to reimburse Borrower for one hundred percent (100%) of the lost net profit, continuing expenses and necessary payroll while the Park West Village Mortgaged Property is under restoration with such coverage to be available for a period of twenty-four (24) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the insurance policy may expire prior to the end of such period. The amount of such business income insurance was determined prior to the Origination Date and will be determined at least once each year thereafter based on Borrower reasonable estimate of gross income from the Park West Village Mortgaged Property for the succeeding twenty-four (24) month period. Notwithstanding anything to the contrary in the provisions relating to cash management contained in the Park West Village Loan Agreement, all proceeds payable to Lender under this clause (iii) will be held by Lender and disbursed in accordance with the Park West Village Loan Agreement and applied at Lender’s sole discretion to pay (x) the Debt or (y) Operating Expenses approved by Lender in its sole discretion; provided, however, that nothing in the Park West Village Loan Agreement will be deemed to relieve Borrower of its obligations to pay the Debt, except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv)      at all times during which structural construction, repairs or alterations are being made with respect to the improvements, and only if the Park West Village Mortgaged Property coverage forms do not otherwise apply, (A) owner’s and contractor’s protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in clause (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to clause (i) above, (3) including permission to occupy the Park West Village Mortgaged Property, and

(4) with an agreed amount endorsement waiving co-insurance provision, or confirmation that co-insurance does not apply;

(v)       if Borrower ever has any direct employees, worker’s compensation insurance with respect to any employees of Borrower, as required by any governmental authority or legal requirement;

(vi)      comprehensive boiler and machinery insurance, if applicable, in amounts as will be reasonably required by Lender on terms consistent with the commercial property insurance policy required under clause (i) above;

(vii)     if applicable, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of not less than $1,000,000;

(viii)    umbrella or excess liability insurance, including terrorism, in an amount not less than $100,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under clause (ii) above;

(ix)      containing “Ordinance or Law Coverage,” including coverage for loss to the undamaged portion of the building, demolition costs and increased costs of construction in amounts acceptable to Lender, if any of the Improvements or the use of the Park West Village Mortgaged Property at any time constitute legal non-conforming structures or uses;

(x)       the commercial property and loss of rents/business interruption insurance required under clauses (i) and (iii) above provide coverage against acts of terrorism, whether caused by a foreign or domestic source (“Terrorism Coverage”) and Borrower is required to maintain Terrorism Coverage terms (including amounts) consistent with those required under clauses (i) and (iii) above at all times during the term of the Park West Village Whole Loan; provided, however, that in the event the insurance required under clauses (i) and (iii) above contains an exclusion for loss resulting from perils and acts of terrorism, Borrower is required to maintain a separate, stand-alone terrorism insurance policy on terms (including amounts) consistent with those required under clauses (i) and (iii) above; provided that, for so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Authorization Acts of 2007 and 2015, respectively) (1) remains in full force and effect and (2) continues to cover both foreign and domestic acts of terror, the provisions of such law that defines “covered acts” will determine what is deemed to be included within the required terrorism coverage; and

(xi)      upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Park West Village Mortgaged Property located in or around the region in which the Park West Village Mortgaged Property is located.

All insurance required to be provided in the Park West Village Loan Agreement must be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and will be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies are required to be issued by financially sound and responsible insurance companies authorized to do business in the State of New York and having a claims paying ability rating of (y) “A” or better by S&P, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating the Certificates and the Loan-Specific Certificates, and “A” or better by Fitch, if Fitch rates the insurance company and is rating the Certificates and the Loan-Specific Certificates (provided, however, that for multi-layered policies, (A) if four (4) or less insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating the Certificates and the Loan-Specific Certificates, “A” or better by Fitch, if Fitch rates the insurance company and is rating the Certificates and the Loan-Specific Certificates, with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, if Moody’s rates the insurance company and is rating the Certificates and the Loan-Specific Certificates, and “BBB” or better by Fitch, if Fitch rates the insurance company and is rating the Certificates and the Loan-Specific Certificates or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating the Certificates and the Loan-Specific Certificates and “A” or better by Fitch, if Fitch rates the insurance company and is rating the Certificates and the Loan-Specific Certificates with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, if Moody’s rates the insurance company and is rating the Certificates and the Loan-Specific Certificates and “BBB” by Fitch, if Fitch rates the insurance company and is rating the Certificates and the Loan-Specific Certificates) and (z) a rating of “A:X” or better in the current Best’s Insurance Reports. (each such insurer is referred to below as a “Qualified Insurer”). No Policy may contain an exclusion from coverage under such Policy for loss or damage incurred as a result of an act of terrorism (including bio-terrorism) or similar acts of sabotage. Prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the renewal or successor Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder are required to be delivered by Borrower to Lender. Borrower is required to supply an original or certified copy of the original Policy within ten (10) days of request by Lender, provided that the Policy is available.

Borrower is permitted to obtain Policies required under this heading under a “blanket” insurance policy so long as such Policy specifically allocates to the Park West Village Mortgaged Property the amount of coverage from time to time required under the Park West Village Loan Agreement and otherwise provides the same protection as would a separate policy insuring only the Park West Village Mortgaged Property in compliance with the Park West Village Loan Agreement, subject to review and approval by Lender based on the schedule of locations and values, and such other documentation required by Lender. To the extent that the insurance policies are maintained pursuant to a blanket insurance policy that covers more than one location within a one thousand foot radius of the Park West Village Mortgaged Property (the “Radius”), the limits of such blanket insurance policy must be sufficient to maintain coverage as set forth under clauses (i), (ii) and (x) of the first paragraph under this heading for the Park West Village Mortgaged Property and any and all other locations combined within the Radius that are covered by such blanket policy calculated on a total insured value basis. Changes to any “blanket” insurance Policy are not permitted to be made without Lender’s prior written approval. Borrower is required to notify Lender of any material changes to the Policy, including changes to the limits under the policy as of Origination Date or an aggregation of the insured values covered under the blanket policy, including the reduction or erosion of flood, windstorm / named storm and earthquake limits or the addition of locations that are subject to the perils of flood, windstorm / named storm and earthquake and such changes will be subject to prior approval of Lender.

All Policies provided for or contemplated by the first paragraph of this section are required to name Borrower as a named insured and, in the case of liability coverages (except for the Policy referenced in clauses (v) and (viii) of the first paragraph of this section), must name Lender (and its successors and assigns) as the additional insured and in the case of the property coverages , including but not limited to all risk, loss of rents and/or business interruption, boiler and machinery, terrorism, wind (named storms), flood and earthquake insurance, must contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder is payable to Lender.

All Policies provided for in the Park West Village Loan Agreement are required to contain clauses or endorsements to the effect that: (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, will in any way affect the validity or enforceability of the insurance insofar as Lender is concerned; (ii) the Policies on which Lender has the protection of a mortgageholder clause must not be canceled without at least thirty (30) days’ notice to Lender, except ten (10) days’ notice for non-payment of premium; (iii) Lender must not be liable for any insurance premiums thereon or subject to any assessments thereunder; (iv) must contain a waiver of subrogation in favor of Lender; and (v) provide that the issuers thereof will be required to give notice to Lender if the Policies have not been renewed ten (10) days prior to its expiration.

If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender has the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Park West Village Mortgaged Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect are required to be paid by Borrower to Lender upon demand and, until paid, will be secured by the Security Instrument and will bear interest at the Default Rate.

Casualty and Condemnation

If the Park West Village Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty, Borrower is required to (a) give prompt notice of such damage to Lender, and (b) promptly commence and diligently prosecute the completion of restoration so that the Park West Village Mortgaged Property resembles, as nearly as possible, the condition the Park West Village Mortgaged Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender (if such approval is required) and otherwise in accordance with the provisions of “—Restoration”. Borrower is required to pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but is not obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in (and have approval rights over) any settlement discussions with any insurance companies with respect to any casualty in which the Net Proceeds or the costs of completing restoration are equal to or greater than $1,000,000.00 and Borrower is required to deliver to Lender all instruments required by Lender to permit such participation.

Borrower is required to give prompt notice of the actual or threatened commencement of any proceeding in respect of Condemnation, and is required to deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any Condemnation proceedings, and Borrower is required from time to time to deliver to Lender all instruments requested by Lender to permit such participation. Borrower is required, at its expense, to diligently prosecute any such Condemnation proceedings, and must consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower is required to continue to perform the obligations at the time and in the manner provided in the Park West Village Loan Agreement and the other Park West Village Loan Documents and the Outstanding Principal Balance of the Park West Village Whole Loan is not permitted to be reduced until any Award has been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the obligations. Lender is not limited to the interest paid on the Award by the applicable governmental authority but will be entitled to receive out of the Award interest at the rate or rates provided in the Park West Village Loan Agreement or in the Notes. If the Park West Village Mortgaged Property or any portion of the Park West Village Mortgaged Property is taken by a governmental authority, Borrower will be required to promptly commence and diligently prosecute Restoration and otherwise comply with the provisions described in “—Restoration” below. If the Park West Village Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender will have the right, whether or not a deficiency judgment on the Note has been sought, recovered or denied, to receive the Award, or a portion of the Award sufficient to pay the Debt. Notwithstanding the provisions described in this “—Casualty and Condemnation” section and “—Restoration” below, if the Park West Village Whole Loan or any portion of the Park West Village Whole Loan is included in a REMIC and, immediately following a release of any portion of the lien of the Security Instrument in connection with a Condemnation (but taking into account any proposed restoration on the remaining portion of the Park West Village Mortgaged Property), the REMIC Loan to Value Ratio is greater than 125% (such value to be determined, in Lender’s sole discretion and at Borrower’s sole cost and expense, by any commercially reasonable method permitted to a REMIC), excluding personal property and going concern value, if any, the principal balance of the Park West Village Whole Loan (or such portion included in the REMIC) must be paid down by an amount equal to the least of the following amounts: (i) the net Condemnation Proceeds, (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the REMIC Loan to Value Ratio (as so determined by Lender) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC as a result of the related release of such portion of the lien of the Security Instrument.

“Award” means, for purposes of the Park West Village Loan Documents, any compensation paid by any governmental authority in connection with a Condemnation in respect of all or part of the Park West Village Mortgaged Property.

“REMIC Loan to Value Ratio” means, for purposes of the Park West Village Loan Documents, as of the date of its calculation, a ratio (i) the numerator of which is equal to the Outstanding Principal Balance of the Park West Village Whole Loan (or such portion included in the REMIC) as of the date of such calculation, and (ii) the denominator of which is equal to the appraised value of the Park West Village Mortgaged Property based on the most recent appraisal (or updates thereof) obtained by Borrower at its sole cost and expense and satisfactory to Lender, provided that such appraisal or update must be dated within six (6) months of the applicable date of calculation. Lender’s computation of the same will be final absent manifest error.

“Restoration” means, for purposes of the Park West Village Loan Documents, the repair and restoration of the Park West Village Mortgaged Property after a Casualty or Condemnation as nearly as reasonably possible to the condition the Park West Village Mortgaged Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

Restoration

If the Net Proceeds are less than $1,000,000.00 and the costs of completing the Restoration are less than $1,000,000.00, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in “—Casualty and Condemnation” above are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence Restoration in accordance with the terms of the Park West Village Loan Agreement. If the Net Proceeds are equal to or greater than $1,000,000.00, but less than 20% of the original principal balance of the Park West Village Whole Loan or the costs of completing the Restoration is equal to or greater than $1,000,000 but less than twenty percent (20%) of the original principal balance of the Park West Village Whole Loan, the Net Proceeds will be held by Lender and Lender will make the Net Proceeds available for Restoration in accordance with the provisions of the Park West Village Loan Agreement. The Net Proceeds will be made available to Borrower for Restoration upon the approval of Lender in its sole discretion provided that the following conditions are met: (A) no Mortgage Loan Event of Default has occurred and is continuing; (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the improvements on the Park West Village Mortgaged Property has been damaged, destroyed or rendered unusable as a result of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Park West Village Mortgaged Property is taken, and such land is located along the perimeter or periphery of the Park West Village Mortgaged Property, and no portion of the improvements is located on such land; (C) leases demising in the aggregate a percentage amount equal to or greater than eighty percent (80%) of the total rentable space in the Park West Village Mortgaged Property which has been demised under executed and delivered leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, remain in full force and effect during and after the completion of Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and will make all necessary repairs and restorations thereto at their sole cost and expense; (D) Borrower commences or causes to be commenced such Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and diligently pursues the same to satisfactory completion subject to extension for a period of time, which will, in no event, exceed sixty (60) additional days, to the extent necessary to account for any delay caused by fire, earthquake, or other acts of God, strike, lockout, acts of public enemy or terrorism, riots, insurrection, government regulation of the sale or transportation of materials, supplies or labor, or any other similar event outside of Borrower reasonable control (but Borrower lack of funds in and of itself will not be deemed a cause beyond the reasonable control of Borrower); (E) Lender is satisfied that any operating deficits, including all debt service which will be incurred with respect to the Park West Village Mortgaged Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in clause (iii) of “Insurance; Casualty; Condemnation—Insurance”, if applicable, or (3) by other funds of Borrower; (F) Lender is satisfied that Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any leases, (3) such time as may be required under all applicable legal requirements in order to repair and restore the Park West Village Mortgaged Property to the condition it was in immediately prior to such Casualty or to substantially the same condition it was in immediately prior to such Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in clause (iii) of “Insurance; Casualty; Condemnation—Insurance”; (G) the Park West Village Mortgaged Property and the use of the Park West Village Mortgaged Property after Restoration are in compliance with and permitted under all applicable legal requirements; (H) Restoration is done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable legal requirements; (I) such Casualty or Condemnation, as applicable, does not result in a material loss of access to the Park West Village Mortgaged Property or the related improvements unless such access is restored during such proposed Restoration; (J) the Debt Service Coverage Ratio for the Park West Village Mortgaged Property, after giving effect to Restoration, as reasonably determined by Lender, must be equal to or greater than Debt Service Coverage Ratio as of (i) the Origination Date or (ii) the last day of the calendar quarter immediately preceding such Casualty or Condemnation, whichever is greater; (K) the Loan to Value Ratio based on the after giving effect to Restoration, must be equal to or less than 60.00%) and in the event the Park West Village Whole Loan or any portion thereof is included in a REMIC and the REMIC Loan to Value Ratio would exceed one hundred twenty five percent (125%) (such value to be determined, in Lender’s sole discretion and at Borrower’s sole cost any expense, by any commercially reasonable method permitted to a REMIC, excluding personal property and going concern value, if any) immediately after such Condemnation or Casualty (taking into account any planned Restoration), no Net Proceeds will be released to Borrower unless the principal balance of the Park West Village Whole Loan (or such portion included in the REMIC) is paid down by a “qualified amount” as such term is defined in IRS Rev. Proc. 2010-30, as the same may be modified, supplemented, superseded or amended, from time to time, unless Lender receives an opinion of counsel that, if the foregoing prepayment requirement is not followed, the applicable REMIC will not fail to maintain its status as a REMIC as a result of such release; (L) Borrower delivers, or causes to be delivered, to Lender a signed detailed budget approved in writing by Borrower architect or engineer stating the entire estimated cost of completing Restoration, which will be reasonably acceptable to Lender; and (M) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of Restoration.

If Net Proceeds are (i) equal to or greater than twenty percent (20%) of the original principal balance of the Park West Village Whole Loan, (ii) not required to be made available for Restoration (due to Borrower’s inability to satisfy certain conditions set forth in the Park West Village Loan Agreement), or (iii) not to be returned to Borrower as excess Net Proceeds pursuant to the applicable terms of the Park West Village Loan Agreement, then in any such event all Net Proceeds are permitted to be retained and applied by Lender in accordance with the Park West Village Loan Agreement toward reduction of the Outstanding Principal Balance of the Park West Village Whole Loan whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion deems proper and to remit any remaining Net Proceeds, if any, or in the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender approves, in its sole discretion. So long as no Mortgage Loan Event of Default has occurred and is continuing, no Yield Maintenance Premium or other prepayment charge will be payable to Borrower by reason of a Casualty or Condemnation.

Annual Budget

For each partial year commencing on the Origination Date and for each fiscal year thereafter Borrower will be required to submit to Lender an Annual Budget not later than sixty (60) days prior to the commencement of such period or fiscal year in form reasonably satisfactory to Lender. The Annual Budget will be subject to Lender’s approval (each such Annual Budget once approved, an “Approved Annual Budget”). In the event that Lender objects to a proposed Annual Budget submitted by Borrower which requires the approval of Lender under the Park West Village Loan Agreement, Lender will be required to advise Borrower of such objections within fifteen (15) days after receipt of the proposed Annual Budget (and deliver to Borrower a reasonably detailed description of such objections) and Borrower will be required to promptly revise such Annual Budget and resubmit the same to Lender. Lender will be required to advise Borrower of any objections to the revised Annual Budget within ten (10) days after receipt of such revised Annual Budget (and deliver to Borrower a reasonably detailed description of such objections) and Borrower will be required to promptly revise the same in accordance with the process described above in this paragraph until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget which requires the approval of Lender under the Park West Village Loan Agreement, the most recently Approved Annual Budget will apply; provided that, such Approved Annual Budget will be adjusted to reflect actual increases in taxes, insurance premiums and certain Other Charges.

“Annual Budget” means the operating budget, including all planned Capital Expenditures, for the Park West Village Mortgaged Property prepared by Borrower for the applicable fiscal year or other period.

Financial Reporting

Annual Financial Statements

Within ninety (90) days after the close of each fiscal year of Borrower’s operations, Borrower will be required to furnish to Lender a complete copy of Borrower’s and Guarantor’s annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender (it being agreed that Bernath & Rosenberg, P.C., Citrin Cooperman or Fuoco Group will be deemed an acceptable accountant so long as (x) such accountant is not the subject of a bankruptcy or insolvency proceeding, (y) a material adverse change does not occur with respect to such accountant and (z) the financial statements and reports provided by such accountant under the Park West Village Loan Agreement continue to comply in all material respects with the requirements of the Park West Village Loan Agreement with respect thereto) in accordance with the federal income tax basis method of accounting, consistently applied (or such other accounting basis selected by Borrower and reasonably acceptable to Lender)) and the requirements of Regulation AB covering the Park West Village Mortgaged Property for such fiscal year and containing statements of profit and loss for Borrower, Guarantor and the Park West Village Mortgaged Property and a balance sheet for Borrower and Guarantor. Such statements of Borrower will set forth the financial condition and the results of operations for the Park West Village Mortgaged Property for such fiscal year, and will include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses and accompanied by an annual rent roll. Borrower’s annual financial statements are required to be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior fiscal year, (ii) an unqualified opinion of an independent certified public accountant reasonably acceptable to Lender, (iii) with respect to a schedule audited by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which are required to itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant, and (iv) an officer’s certificate certifying that each annual financial statement fairly presents the financial condition and the results of operations of Borrower and the Park West Village Mortgaged Property subject to the reporting, and that such financial statements have been prepared in accordance with the federal income tax basis method of accounting, consistently applied (or such other accounting basis selected by Borrower and reasonably acceptable to Lender), and as of the date thereof whether, to such officer’s knowledge, there exists an event or circumstance which constitutes a Mortgage Loan Default or Mortgage Loan Event of Default under the Park West Village Loan Documents executed and delivered by, or applicable to, Borrower, and if the Mortgage Loan Default or Mortgage Loan Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Such annual financial statements must be in the form of an annual combined balance sheet of Borrower (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combined balance sheet and statement of income for the Park West Village Mortgaged Property on a combined basis. Guarantor’s annual financial statements are required to be accompanied by (i) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender (it being agreed that Bernath & Rosenberg, P.C., Citrin Cooperman or Fuoco Group will be deemed an acceptable accountant for so long as (x) such accountant is not the subject of a bankruptcy or insolvency proceeding, (y) a material adverse change does not occur with respect to such accountant and (z) the financial statements and reports provided by such accountant under the Park West Village Loan Agreement continue to comply in all material respects with the requirements of the Park West Village Loan Agreement with respect thereto), and (ii) an officer’s certificate certifying that each annual financial statement presents fairly the financial condition and the results of operations of Guarantor being reported upon and that such financial statements have been prepared in accordance with the federal income tax basis method of accounting, consistently applied (or such other accounting basis acceptable to Lender) and as of the date thereof whether, to such officer’s knowledge, there exists an event or circumstance which constitutes a Mortgage Loan Default or Mortgage Loan Event of Default under the Park West Village Loan Documents executed and delivered by, or applicable to, Guarantor, and if the Mortgage Loan Default or an Mortgage Loan Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

“Net Operating Income” means, for purposes of the Park West Village Loan Documents, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

Monthly and Quarterly Financial Statements

Borrower is required to furnish, or cause to be furnished, to Lender within thirty (30) days after the end of each calendar month from the Origination Date until sixty (60) days after the last securitization of any portion of the Park West Village Whole Loan, and thereafter on or before thirty (30) days after the end of each calendar quarter, the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete in all material respects and fairly present the financial condition and results of the operations of Borrower and the Park West Village Mortgaged Property (subject to normal year-end adjustments) as applicable: (i) a rent roll for the subject month or quarter; (ii) monthly (if applicable), quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month or quarter, as applicable, noting Net Operating Income, Gross Income from Operations and Operating Expenses, and, upon Lender’s request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Park West Village Mortgaged Property during such calendar month or quarter, as applicable, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio as of the last day of such month or quarter, as applicable; and (iv) a Net Cash Flow Schedule. In addition, the Officer’s Certificate must also state that the representations and warranties of Borrower relating to its status as a special purpose entity are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days in excess of two percent (2%) of the original principal amount of the Park West Village Whole Loan unless being contested in good faith in accordance with the Park West Village Loan Agreement.

SPE Covenants

Borrower will covenant under the Park West Village Loan Agreement that Borrower is a Special Purpose Entity and will deliver to Lender additional representations which will be set forth in certificates delivered to Lender on the Origination Date (each, a “Recycled Entity Certificate”) in connection with the origination of the Park West Village Whole Loan. A “Special Purpose Entity” under the Park West Village Loan Agreement is a limited partnership or limited liability company which at all times prior to, on and after the Origination Date:

(i)             was, is and will be organized solely for the purpose of (i) in the case of Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Park West Village Mortgaged Property (and no other property), entering into the Park West Village Loan Agreement with Lender and performing its obligations under the Park West Village Loan Documents, refinancing the Park West Village Mortgaged Property in connection with a permitted repayment of the Park West Village Whole Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, or (ii) in the case of the Principal, acting as a general partner of the limited partnership that owns the Park West Village Mortgaged Property or member of the limited liability company that owns the Park West Village Mortgaged Property;

(ii)            has not been, is not, and will not be engaged, in any business unrelated to (i) in the case of Borrower, the acquisition, development, ownership, leasing, management or operation of the Park West Village Mortgaged Property, and (ii) in the case of the Principal, acting as general partner of the limited partnership that owns the Park West Village Mortgaged Property, or acting as a member of the limited liability company that owns the Park West Village Mortgaged Property, as applicable;

(iii)           has not had, does not have, and will not have, any assets other than (i) in the case of Borrower, those related to the Park West Village Mortgaged Property or (ii) in the case of the Principal, its partnership interest in the limited partnership or the membership interest in the limited liability company that owns the Park West Village Mortgaged Property or acts as the general partner or managing member of such limited liability company, as applicable;

(iv)          has not engaged, sought or consented to, and will not engage in, seek or consent to, to the fullest extent permitted by law, any dissolution, winding up, liquidation, consolidation, merger, division (under Section 18-217 of the Delaware Limited Liability Company Act, whether pursuant to a plan of division or otherwise), sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company) or at any time after the Origination Date, entered into an amendment of its limited partnership agreement, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition, except as may be permitted pursuant to the Park West Village Loan Documents;

(v)           if such entity is a limited partnership, has, had, now has, and will have as its only general partners, Special Purpose Entities each of which (A) is a single-member Delaware limited liability company or multimember Delaware limited liability company treated as a single member limited liability company that complies with the requirements set forth in clause (vii), (B) has two independent directors, and (C) holds a direct interest as general partner in the limited partnership of not less than 0.50% (or 0.10%, if the limited partnership is a Delaware entity);

(vi)          if such entity is a limited liability company with more than one member (unless such entity is a limited liability company organized in the State of Delaware that otherwise satisfies the requirements of subclauses (A) through (C) of clause (vii) below), has had, now has and will have at least one member that is a Special Purpose Entity (A) that is a single-member Delaware limited liability company, (B) that has at least two independent directors, and (C) that directly owns at least 0.50% of the equity of the limited liability company (or 0.10% if the limited liability company is a Delaware entity);

(vii)         if such entity is a limited liability company with only one member organized in the State of Delaware, has been, now is, and will be a limited liability company organized in the State of Delaware that (A) has at least two independent directors, (B) has not caused or allowed, and will not cause or allow the members or managers of such entity to take any bankruptcy action, either with respect to itself or, if the company is a Principal, with respect to Borrower, in each case unless the two independent directors then serving as managers of the company consented in writing to such action, and (C) has and have either (1) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (2) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;

(viii)        has been, is and intends to remain solvent, (B) has paid and must pay its debts and liabilities from its then available assets (including a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same becomes due, and (C) intends to maintain and must maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing must not require any member, partner or shareholder of such entity to make any additional capital contributions or loans to such entity.

(ix)          has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity and has not and does not identify itself as a division (under Section 18-217 of the Act, whether pursuant to a plan of division or otherwise) of any other Person;

(x)           has maintained and will maintain its accounts, books and records separate from any other Person and has filed and will file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law;

(xi)          has maintained and will maintain its own records, books, resolutions and agreements;

(xii)         other than as provided in the Cash Management Agreement, (i) has not commingled, and will not commingle, its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;

(xiii)        has held and will hold its assets in its own name;

(xiv)        has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially reasonable terms, so long as Property Manager, or equivalent of Property Manager, under such business management services agreement holds itself out as an agent of Borrower;

(xv)         has maintained and will maintain its books, bank accounts, balance sheets, financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by the federal income tax basis method of accounting, consistently applied; provided, however, that appropriate notation must be made on any such consolidated statements to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person and such assets must be listed on its own separate balance sheet;

(xvi)        has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations; provided, however, that the foregoing will not require any member, partner or shareholder of such entity to make any capital contributions or loan to such entity;

(xvii)       has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xviii)      has had no indebtedness which remains outstanding and will have no indebtedness (including loans, whether or not such loans are evidenced by a written agreement) other than (i) the Park West Village Whole Loan or mortgage loans secured by the Park West Village Mortgaged Property that have been paid in full on or prior to the Origination Date and any liens and encumbrances granted pursuant thereto have been fully released, (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Park West Village Mortgaged Property and the routine administration of Borrower, in amounts not to exceed two percent (2%) of the outstanding principal amount of the Park West Village Whole Loan, in the aggregate, which liabilities are not more than sixty (60) days past the later of (1) the date incurred or (2) the date invoiced (unless being properly contested in accordance with the terms of the Park West Village Loan Agreement), are not evidenced by a note and are paid when due, and which amounts are in the normal course of Borrower’s business and operations, and (iii) such other liabilities that are permitted pursuant to the Park West Village Loan Agreement;

(xix)        has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to the Park West Village Loan Agreement;

(xx)         has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

(xxi)        has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

(xxii)       has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name, which stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne, must bear its own name and have not borne and must not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(xxiii)      except pursuant to the Park West Village Loan Documents and to lenders under mortgage loans secured by the Park West Village Mortgaged Property or any portion thereof which has been repaid in full as of the Origination Date and any liens and encumbrances granted pursuant thereto have been fully released, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxiv)      has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division (under Section 18-217 of the Act, whether pursuant to a plan of division or otherwise) or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in clause (bb) below of this definition, so long as Property Manager, or equivalent of Property Manager, under such business management services agreement holds itself out as an agent of Borrower;

(xxv)       has maintained and will maintain its assets in a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxvi)      has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(xxvii)     has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division (under Section 18-217 of the Act, whether pursuant to a plan of division or otherwise) or part of it, and has not identified itself, and must not identify itself, as a division (under Section 18-217 of the Act, whether pursuant to a plan of division or otherwise) of any other Person;

(xxviii)    has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with the Park West Village Loan Agreement;

(xxix)      other than capital contributions and distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and must not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s length transaction with an unrelated third party;

(xxx)       has not had and must not have any obligation to, and has not indemnified and must not indemnify its partners, officers, directors or members, as the case may be, in each case unless such obligation or indemnification is fully subordinated to the debt and must not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;

(xxxi)      does not and will not have any of its obligations guaranteed by any Affiliate except as provided in the Park West Village Loan Documents and except for any obligations that will be fully satisfied on or prior to the Origination Date;

(xxxii)     has conducted and will conduct its business so that each of the assumptions made about it and each of the facts stated about it in the non-consolidation opinion are true;

(xxxiii)    has complied and will comply with all of the terms and provisions contained in its organizational documents and cause statements of facts contained in its organizational documents to be and to remain true and correct;

(xxxiv)   has not permitted and must not permit any Affiliate or constituent party independent access to its bank accounts except as permitted under the Park West Village Loan Documents;

(xxxv)    has not formed, acquired or held and will not form, acquire or hold any subsidiary or own any equity interest in any other entity;

(xxxvi)   opted out of the power to divide under Section 18-217 of the Delaware Limited Liability Company Act, which (absent such opt out) would enable it to divide into one or more newly formed limited liability companies with the dividing company continuing its existence or terminating its existence, as the case may be, and (ii) waived any other right that it might have to divide itself by a plan of division or otherwise; and

(xxxvii)  Borrower’s organizational documents must expressly provide that, to the greatest extent permitted by law, except for duties to Borrower (including duties to the members of Borrower solely to the extent of their respective economic interest in Borrower and to Borrower’s creditors as set forth in the immediately preceding sentence), no independent director may owe any fiduciary duties to, and may not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of Borrower, (ii) other Affiliates of Borrower, or (iii) any group of Affiliates of which Borrower is a part; provided, however, that the foregoing will not eliminate the implied contractual covenant of good faith and fair dealing.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any governmental authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Principal” means (i) if Borrower is a limited partnership, each general partner of Borrower, all of which are and will continue to be Special Purpose Entities, or (ii) if Borrower is a multi-member limited liability company, the managing member of Borrower which is and will continue to be a Special Purpose Entity, or (iii) if Borrower is a single member limited liability company (other than a Delaware single member limited liability company), its sole member which is and will continue to be a Special Purpose Entity, or (iv) if Borrower is a properly structured Delaware limited liability company that satisfied the requirements of clause (vii) of the definition of “Special Purpose Entity”, then the term “Principal” has no meaning when used in the Park West Village Loan Agreement.

Tenant in Common Agreement

Borrower is required to comply with the provisions of the Tenant in Common Agreement and is required to cause the Tenant in Common Agreement to remain in full force and effect at all times until payment in full of the Park West Village Whole Loan.

Borrower has waived any right that it may have (whether by operation of law or pursuant to the terms of the Tenant in Common Agreement), until such time as the Park West Village Whole Loan is repaid in full, to make any application to or petition any court for a partition of the Park West Village Mortgaged Property, and, until such time as the Park West Village Whole Loan is repaid in full, Borrower is not permitted to make any application to or petition any court for a partition of the Park West Village Mortgaged Property.

Borrower has expressly waived any and all lien rights it may have (whether by operation of law or pursuant to the terms of the Tenant in Common Agreement) against any other Borrower under the Park West Village Whole Loan until such time as the Park West Village Whole Loan is repaid in full for advances made in connection with the continued ownership, operation and maintenance of the Park West Village Mortgaged Property or as a result of the failure of any Tenant in Common to perform its obligations under the Tenant in Common Agreement.

Borrower has assigned to Lender, as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of the Park West Village Loan Documents all of the rights, privileges and prerogatives of Borrower under the Tenant in Common Agreement, including any rights of first refusal (including any such rights arising under Section 363(i) of Chapter 11 of the United States Bankruptcy Code), purchase options or other similar rights under the Tenant in Common Agreement. Borrower has agreed that any rights of first refusal, purchase options or other similar rights under the Tenant in Common Agreement afforded to Borrower are hereby made expressly subordinate to the Security Instrument, the other Park West Village Loan Documents and the Liens created thereby and to the rights of Lender.

Borrower has agreed that the Tenant in Common Agreement and any and all rights and liens created thereby in favor of any Tenant in Common (including without limitation, rights to the payment of monies, rights of indemnity, lien rights, rights of first refusal, options to purchase or other rights of acquisition) are and will be in all respects subordinate and inferior to the lien, security interest and terms of the Park West Village Loan Agreement, the Security Instrument, the Note and the other Park West Village Loan Documents. Borrower must not permit any distributions to be made to any Tenant in Common pursuant to the terms of the Tenant in Common Agreement, other than distributions that are made out of excess cash flow remaining after payment of current installments of debt service and reserves due under the Park West Village Loan Documents and then current payments of operating expenses for the Park West Village Mortgaged Property.

Borrower is required to promptly (i) perform and observe all of the covenants required to be performed and observed by it under the Tenant in Common Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) notify Lender of any default under the Tenant in Common Agreement of which it is aware; and (iii) deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Tenant in Common Agreement.

Borrower is not permitted to amend, modify, or supplement in any respect, terminate or cancel the Tenant in Common Agreement without the prior written consent of Lender or assign such Borrower’s interest in the Tenant in Common Agreement to any Person, and any such termination, cancellation, modification, supplement, alteration, amendment or assignment of the Tenant in Common Agreement without prior consent of Lender will be void and of no force and effect.

Each person or entity constituting Borrower has acknowledged that it would be difficult for Lender to administer the Park West Village Whole Loan if a single party (the “Notice Owner”) was not designated to give and receive all notices required to be given to or received from Borrower under the Park West Village Loan Documents. Borrower has designated Borrower as the Notice Owner, and Borrower agrees that (a) all notices required to be given to Borrower under the Park West Village Loan Agreement will be given to the Notice Owner at the address shown for Notice Owner in the Park West Village Loan Agreement or at such other address of which notice must be given to Lender pursuant to the terms of the Park West Village Loan Agreement; (b) except for notices from an Borrower as to a matter personal to such Borrower (i.e., those matters involving such Borrower and not involving either the Park West Village Mortgaged Property or any other Borrower), all notices to Lender from Borrower must be given solely by the Notice Owner, and

Lender is authorized to act in reliance thereon; (c) Lender is authorized to deal exclusively with the Notice Owner with respect to matters involving the obligations of Borrower under the Park West Village Loan Documents, without consultation with or notice to any other party comprising Borrower; (d) each Notice Owner will have the power and authority to make all decisions in respect of the administration of the Park West Village Whole Loan, and such Notice Owner is required to be controlled by a Guarantor; and (e) Lender will not be required to accept notice from any party comprising Borrower other than the Notice Owner, except for a notice from all Borrowers, designating another party comprising Borrower as the Notice Owner; any Notice Owner will be subject to the approval of Lender not to be unreasonably withheld, which approval may be conditioned, in part, upon, if a securitization has occurred, Lender’s receipt of a Rating Agency Confirmation with respect to the designation of the Notice Owner. Each Notice Owner has undertaken to deliver any such notice, process, or other papers (or a copy thereof) promptly to Borrower, who has waived any objection to such service, and has agreed that such service upon such Notice Owner will be deemed in every respect to be good and sufficient service under applicable law. Any notice given by Lender to the Notice Owner will be deemed to have been given to each and every Borrower.

Borrower is required, and is required to cause all of its Affiliates, to comply with any and all securities laws in connections with the issuing, selling, transferring or marketing of tenancy in common interests. Without limiting the foregoing, neither Borrower nor any of its Affiliates may include any material untrue statement in any offering memorandum or other offering materials provided to prospective investors in connection with any potential investment in any such tenancy in common interest or omit any material fact or information from any such materials.

Without limiting any of the foregoing provisions under this heading, Borrower has agreed that in the event of any inconsistency between the provisions set forth under this heading and any of the provisions of the Tenant in Common Agreement and/or the Management Agreement, the provisions set forth under this heading will govern and control.

“Tenant in Common Agreement” means that certain Tenant in Common Agreement dated as of the Origination Date by and between Chetrit Borrower and Stellar Borrower.

For avoidance of doubt, for the purposes of this section, “Borrower” means any tenant in common entity comprising Borrower.

Compliance with O&M Programs

Borrower has covenanted and agreed to maintain the Asbestos-Containing Materials Operations and Maintenance Program dated January 21, 2022, Project Number 453843 (the “ACM Maintenance Program”), designed by AEI Consultants, with respect to asbestos containing materials (“ACM’s”), consistent with Asbestos Hazard Emergency Response Act guidelines and other relevant guidelines, and with applicable state and local laws, and such ACM Maintenance Program is required to continuously remain in effect until the Debt is repaid in full. In furtherance of the foregoing, Borrower is required to inspect and maintain all ACM’s on a regular basis and ensure that all ACM’s are maintained in a condition that prevents exposure of occupants to ACM’s at all times. Without limiting the generality of the preceding sentence, Lender may require (i) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (ii) an amendment to such ACM Maintenance Program to address changing circumstances, laws or other matters, (iii) at Borrower’s sole expense, supplemental examination of the Park West Village Mortgaged Property by consultants specified by Lender, and (iv) variation of the ACM Maintenance Program in response to the reports provided by any such consultants.

Lead Paint Program

Borrower has agreed to institute that certain Lead-Based Paint Operations and Maintenance Program, dated as of April 15, 2022, prepared by AEI Consultants, as project No. 453843 (the “Lead-Based Paint Maintenance Program”) designed by AEI Consultants, with respect to lead-based paint that is consistent with the United States Department of Housing and Urban Development guidelines and with applicable state and local laws and such Lead-Based Paint Maintenance Program will hereafter continuously remain in effect until the Debt is repaid in full. To the extent Borrower is required by any governmental agency or authority to remove and/or abate lead-based paint at the Park West Village Mortgaged Property, Borrower is required to remove and/or abate same as and when required by said governmental agency or authority and otherwise in compliance with all Environmental Statutes. Without limiting the generality of the preceding sentence, Lender may require (i) periodic notices or reports to Lender in form, substance and at such reasonable intervals as Lender may specify, (ii) an amendment to such Lead-Based Paint Maintenance Program to address changing circumstances, laws or other matters, (iii) at Borrower’s sole expense, supplemental examination of the Park West Village Mortgaged Property by consultants specified by Lender, and (iv) variation of the Lead-Based Paint Maintenance Program in response to the reports provided by any such consultants.

Other Covenants of Borrower

Borrower is required to comply, and in certain cases to cause each other Restricted Party to comply, with certain covenants including without limitation to comply with, and cause the Park West Village Mortgaged Property to comply in all material respects with, all legal requirements (subject to Borrower’s right to contest the same in accordance with the provisions of the Park West Village Loan Agreement) and to maintain the insurance coverages required by the Park West Village Loan Agreement. In addition, Borrower is required to cause the Park West Village Mortgaged Property to be maintained in working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements to the Park West Village Mortgaged Property.

Borrower is required to give Lender prompt notice of litigation or proceedings by any governmental authority pending or threatened in writing against Borrower, the Principal and/or Guarantor which, if adversely determined, would have a Material Adverse Change to Borrower’s, the Principal’s or Guarantor’s condition (financial or otherwise) or business or the Park West Village Mortgaged Property.

Mortgage Loan Events of Default

Events of Default under the Park West Village Loan Documents (each, a “Mortgage Loan Event of Default”) include, among other items, the following:

(i)         if (A) any Monthly Interest Payment, any deposit to the Reserve Accounts is not made on the required deposit date therefor or any other amount due under subclauses (i) through (vi) and under subclause (viii) under “—Cash Management” above is not paid in full on each Payment Date (unless sufficient funds are available in the relevant subaccount on the applicable date) or any other amount payable on a regular monthly basis under the Note, the Park West Village Loan Agreement or any other Mortgage Loan Document is not paid on the date on which such payment is due; or (B) the entire Outstanding Principal Balance of the Note is not paid in full on the Maturity Date; or (C) any portion of the Debt (other than any portion of the Debt described in subclauses (A) or (B) in this clause (i) is not paid when due and remains unpaid for more than five (5) days after notice of such failure is given by Lender to Borrower;

(ii)        if any of the taxes or Other Charges are not paid when the same are due and payable (unless Lender is obligated to remit payment for such taxes pursuant to the Park West Village Loan Agreement), subject to the provisions of the Park West Village Loan Agreement;

(iii)       if the Policies are not kept in full force and effect (unless due to failure to pay the insurance premiums and Lender will be obligated to remit payment for such insurance premiums), or if copies of the certificates evidencing the Policies (or certified copies of the Policies if requested by Lender) are not delivered to Lender within thirty (30) days after written request therefor, which period may be extended upon request of Borrower, provided that Borrower is diligently pursuing such certificates (or certified copies of the Policies, as the case may be), such additional period not to exceed ninety (90) days;

(iv)      if Borrower transfers or otherwise encumbers any portion of the Park West Village Mortgaged Property in violation of the provisions of the Park West Village Loan Agreement, or the Security

Instrument or any Transfer is made in violation of the restrictions on transfers contained in the Park West Village Loan Agreement;

(v)       if any representation or warranty made by Borrower in the Park West Village Loan Agreement or in any other Mortgage Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender was false or misleading in any material respect as of the date the representation or warranty was made or deemed remade; provided, however, that as to any such false or misleading representation or warranty which was immaterial and unintentionally made or submitted to Lender and which can either be made true and correct by action of Borrower (without modification of such representation or warranty) or be cured to Lender’s satisfaction, Borrower will have a period of fifteen (15) days following the earlier of (i) written notice thereof to Borrower and (ii) Borrower gaining actual knowledge that such representation or warranty was false or misleading, to undertake and complete all actions necessary to make such representation or warranty either true and correct in all material respects as and when made or cured to Lender’s reasonable satisfaction;

(vi)      if Borrower, the Principal or Guarantor (i) make an assignment for the benefit of creditors or (ii) is generally not paying its debts as they become due;

(vii)     if a receiver, liquidator or trustee is appointed for Borrower or the Principal, or if Borrower or the Principal is adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, Borrower or the Principal, or if any proceeding for the dissolution or liquidation of Borrower or the Principal is instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or the Principal, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii)    if Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Park West Village Whole Loan makes an assignment for the benefit of creditors or if a receiver, liquidator or trustee is appointed for Guarantor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Park West Village Whole Loan or if Guarantor or such other guarantor or indemnitor is adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, Guarantor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Guarantor or such other guarantor or indemnitor is instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety (90) days; provided, further, that it will be at Lender’s option to determine whether any of the foregoing is a Mortgage Loan Event of Default;

(ix)      if Borrower attempts to assign its rights under the Park West Village Loan Agreement or any of the other Park West Village Loan Documents or any interest under the Park West Village Loan Agreement or any of the other Park West Village Loan Documents in contravention of the Park West Village Loan Documents;

(x)       if Borrower breaches any of its negative covenants in the Park West Village Loan Agreement or covenants relating to financial reporting set forth in “—Financial Reporting”;

(xi)      if Borrower breaches any representation, warranty or covenant set forth in “—SPE Covenants”; provided, however, that any such breach will not constitute a Mortgage Loan Event of Default (A) if such breach is de minimis, inadvertent and non-recurring, (B) if such breach is curable, Borrower must promptly cure such breach within five (5) Business Days after such breach occurs, and (C) upon the written request of Lender, if Borrower promptly delivers to Lender an additional non-consolidation opinion or a modification of the non-consolidation opinion, as applicable, to the effect that such breach will not in any way impair, negate or amend the opinions rendered in the non-consolidation opinion, which opinion or modification and the counsel delivering such opinion and modification is required to be acceptable to Lender in its reasonable discretion;

(xii)     with respect to any term, covenant or provision set forth in the Park West Village Loan Agreement which specifically contains a notice requirement or grace period, if Borrower is in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xiii)    if any of the assumptions contained in the non-consolidation opinion delivered to Lender in connection with the Park West Village Whole Loan, or in any additional non-consolidation opinion delivered subsequent to the closing of the Park West Village Whole Loan, is or becomes untrue in any material respect unless such matter is cured in a timely manner;

(xiv)    if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any replacement management agreement) and if such default permits Property Manager to terminate or cancel the Management Agreement (or any replacement management agreement) and Borrower fails to comply with provisions contained in “—Property Management”;

(xv)     if Borrower continues to be in Mortgage Loan Default under any of the provisions of the Park West Village Loan Agreement regarding Borrower obligation to cooperate with certain transfers of the Park West Village Whole Loan by Lender, or fails to cooperate with Lender in connection with a securitization pursuant to the provisions of the Park West Village Loan Agreement, for five (5) days after written notice to Borrower from Lender;

(xvi)    if Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Park West Village Whole Loan fails to comply with the financial covenants set forth in the Guaranty;

(xvii)   if there is a default under any of the Park West Village Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Park West Village Mortgaged Property or if any other event occurs or condition exists, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt in accordance with the Park West Village Loan Documents;

(xviii)  if any default occurs under any guaranty or indemnity executed from time to time in connection with the Park West Village Whole Loan, including the Guaranty of Recourse Obligations, the Carry Guaranty and the Environmental Indemnity, and such default continues after the expiration of applicable grace periods, if any;

(xix)    if (x) there is a breach of the Tenant in Common Agreement or if the Tenant in Common Agreement is amended, modified or terminated without Lender’s consent, (y) any of the terms, covenants or provisions sent forth above under the heading “—Tenant in Common Agreement” or under the second succeeding paragraph below are breached or (z) a partition affecting the Park West Village Mortgaged Property is filed by or on behalf of any Tenant in Common;

(xx)     if any action, claim, suit, litigation or proceeding in which the amount in controversy exceeds $350,000.00 is brought by an Individual Borrower, Guarantor or any of Borrower’s or Guarantor’s Affiliates against any other Borrower or Guarantor, provided that with respect to Guarantor or its respective Affiliates, such action, claim or suit relates to or arises in connection with the Park West Village Mortgaged Property, the Park West Village Whole Loan or the Tenant in Common Agreement; or

(xxi)    if Borrower continues to be in Mortgage Loan Default under any of the other terms, covenants or conditions of the Park West Village Loan Agreement or any other Mortgage Loan Document not specified in clauses (i) to (xx) above, for ten (10) days after notice to Borrower from Lender, in the case of any Mortgage Loan Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Mortgage Loan Default; provided, however, that if such non-monetary Mortgage Loan Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided, further, that Borrower has commenced to cure the

Mortgage Loan Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period will be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure the Mortgage Loan Default, such additional period not to exceed ninety (90) days.

Upon the occurrence of a Mortgage Loan Event of Default (other than a Mortgage Loan Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to the Park West Village Loan Agreement and the other Park West Village Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Park West Village Mortgaged Property, including, without limitation, declaring the obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Park West Village Loan Documents against Borrower and the Park West Village Mortgaged Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Mortgage Loan Event of Default described in clauses (vi), (vii) or (viii) above, the debt and all other obligations of Borrower under the Park West Village Loan Agreement and under the other Park West Village Loan Documents will immediately and automatically become due and payable, without notice or demand, and Borrower has expressly waived any such notice or demand, anything contained the Park West Village Loan Documents to the contrary notwithstanding.

During the continuance of a Mortgage Loan Event of Default, Lender will have the right in its sole discretion, promptly upon notice, to compel Borrower to transfer its respective interests in the Park West Village Mortgaged Property to a single, newly formed Special Purpose Entity, the equity of which is required to be owned by Borrower in the same proportion as such Persons hold their respective Tenant in Common interests in the Park West Village Mortgaged Property as of such date (such transfer of title, a “TIC Roll-Up”), such that the Park West Village Mortgaged Property is no longer subject to a tenancy in common structure. Borrower will be required to execute and deliver to Lender, promptly after the request of Lender, an assumption agreement by such newly formed entity, transfer documents evidencing such title transfer, a title insurance policy and/or endorsements as Lender may require in order to properly secure the Park West Village Whole Loan following the consolidation of such ownership structure described in the preceding sentence, all in form and substance satisfactory to Lender. During the continuance of a Mortgage Loan Event of Default, Borrower has appointed Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the TIC Roll-Up, Borrower ratifying all that its said attorney will do by virtue thereof; provided, however, that Lender must not make or execute any such documents under such power until five (5) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower is obligated to pay any out-of-pocket costs or expenses incurred in connection with the preparation, execution, recording or filing of the transfer documents and related title insurance.

Non-Recourse Provisions and Exceptions

The Park West Village Whole Loan is a non-recourse loan. As such, recourse on the Park West Village Whole Loan generally may be applied only against the collateral and other assets that have been pledged to secure the Park West Village Whole Loan. In limited customary circumstances, recourse may be had against Borrower and Guarantor as described further below. Borrower is fully and personally liable and subject to legal action, for any losses, damages actually incurred or suffered (including, without limitation, punitive or exemplary damages actually suffered by Lender for which Lender became liable to any Person as a result of a matter committed by Borrower or Guarantor and identified in this paragraph, but, in all cases, exclusive of any such punitive or exemplary damages imposed solely by Lender), actual out of pocket costs, expenses, liabilities (including, without limitation, strict liability), claims, obligations, settlement payments, penalties, fines, assessments, citations, litigation, demands, defenses, judgments, suits, proceedings or other expenses of any kind whatsoever incurred or suffered by Lender (including reasonable attorneys’ fees and expenses and court costs) arising out of or in connection with the following (the “Recourse Obligations”):

(i)         fraud or intentional misrepresentation by or on behalf of Borrower, Guarantor, or any Affiliate of any of them in connection with the Park West Village Whole Loan or the Park West Village Mortgaged Property;

(ii)        gross negligence or willful misconduct of Borrower, Guarantor or any Affiliate of any of them in connection with the Park West Village Whole Loan or the Park West Village Mortgaged Property;

(iii)       breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, the Park West Village Loan Agreement or the Security Instrument but, in each case, concerning Environmental Laws or Hazardous Substances;

(iv)      intentional material physical waste of the Park West Village Mortgaged Property by or on behalf of Borrower, Guarantor or any Affiliate of Borrower or Guarantor, except to the extent that at the time such waste is committed, there are insufficient funds generated from the Park West Village Mortgaged Property to repair or cure such waste;

(v)       intentional removal or disposal of any portion of the Park West Village Mortgaged Property (other than in connection with the replacement of any obsolete or damaged portion of the Park West Village Mortgaged Property) by or on behalf of Borrower, Guarantor or any Affiliated Manager after the occurrence and during the continuance of a Mortgage Loan Event of Default;

(vi)      breach of any legal requirement (including RICO) mandating the forfeiture by Borrower of the Park West Village Mortgaged Property, or any portion of the Park West Village Mortgaged Property, because of the conduct or purported conduct of criminal activity by Borrower or any Restricted Party in connection with the Park West Village Mortgaged Property;

(vii)     any intentional misrepresentation or materially misleading or materially incorrect certification in any representation, warranty or certification made to Lender in order to procure a release of monies from any account held by Lender (including any Reserve Account or similar escrow);

(viii)    misappropriation, conversion or intentional misapplication by or on behalf of Borrower, any Affiliated Manager, or their respective Affiliates of (A) any Insurance Proceeds, (B) any Awards, (C) during the continuance of a Mortgage Loan Event of Default, any Rents, (D) any Rents paid more than one month in advance, or (E) any other monetary collateral for the Park West Village Whole Loan;

(ix)      failure to pay charges for taxes, Other Charges, labor or materials or judgments that could create liens on any portion of the Park West Village Mortgaged Property, unless (1) cash flow from the Park West Village Mortgaged Property is insufficient to pay such sums, (2) such charges are the subject of a bona fide dispute in which Borrower is contesting the amount or validity thereof in accordance with the terms of the Park West Village Loan Agreement, or (3) the failure to pay such charges is due to the failure of Lender to release or apply any amounts escrowed for such purposes pursuant to the terms of the Park West Village Loan Agreement or any of the other Park West Village Loan Documents; provided that there are sufficient funds in the applicable Reserve Account(s) to pay such amounts;

(x)       failure to deliver to Lender any security deposits, advance deposits or any other deposits collected with respect to the Park West Village Mortgaged Property upon a foreclosure of the Park West Village Mortgaged Property or action in lieu of foreclosure, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the leases or applicable legal requirements prior to the occurrence of a Mortgage Loan Event of Default that gave rise to such foreclosure or action in lieu of foreclosure;

(xi)      failure by Borrower to obtain and maintain, from time to time, the fully paid for insurance policies in accordance with the terms of the Park West Village Loan Agreement; unless (1) the cash flow from the Park West Village Mortgaged Property is insufficient to pay for such policies or (2) the failure to pay such premiums is due to the failure of Lender to release or apply any amounts escrowed for such purpose pursuant to the Park West Village Loan Agreement or any of the other Park West

Village Loan Documents; provided that there are sufficient funds in the applicable Reserve Account(s) to pay such amounts;

(xii)     an act of Borrower, Guarantor, or any Affiliate of Borrower or Guarantor which a court of competent jurisdiction finds to have been taken in bad faith for the sole purpose of hindering, delaying or interfering with Lender’s enforcement of its rights under any Mortgage Loan Document or the realization of the collateral or (II) the assertion of any defense or claim by Borrower, Guarantor, or any Affiliate of Borrower or Guarantor in any legal action which has the effect of hindering, delaying or interfering with Lender’s enforcement of any significant right under any Mortgage Loan Document or the realization of the collateral but only if, in the case of this clause (II), Borrower, Guarantor, or any Affiliate of Borrower or Guarantor does not prevail in establishing the validity of such defense or claim and only, in the case of this clause (II), to the extent of actual out-of-pocket costs incurred by Lender in contesting such defense or claim, or (III) after the occurrence and during the continuation of a Mortgage Loan Event of Default, an affirmative act of Borrower, Guarantor or any Affiliate of Borrower or Guarantor separate and apart from any legal action or proceeding that has the effect of hindering, delaying, or interfering with Lender’s enforcement of any significant right under any Mortgage Loan Document or the realization of the collateral but only, in the case of this clause (III), to the extent of actual out-of-pocket costs incurred by Lender as a result of such affirmative act or omission of any of Borrower, Guarantor, any Affiliated Manager or their respective Affiliates, which hinders, delays or interferes with Lender’s enforcement of its rights under any Mortgage Loan Document or the realization of the collateral, including the assertion by any of Borrower, Guarantor, any Affiliated Manager or their respective Affiliates of defenses or counterclaims;

(xiii)    certain Borrower specific indemnifications of Lender set forth in the Park West Village Loan Agreement;

(xiv)    the existence of any of the violations identified in a schedule to the Park West Village Loan Agreement at the Park West Village Mortgaged Property;

(xv)     the failure of the Park West Village Mortgaged Property to have a temporary certificate of occupancy or a permanent certificate of occupancy at any time;

(xvi)    any amendment, modification, waiver of any provisions of or termination of the Tenant in Common Agreement or the Management Agreement without Lender’s consent, or the breach by Borrower of the Tenant in Common Agreement or the Management Agreement;

(xvii)   the cancellation, termination or surrender by Borrower of the Management Agreement without Lender’s prior written consent;

(xviii)  except as set forth in clause (J) of the definition of Springing Recourse Obligations below, if any action, claim, suit, litigation or proceeding in which the amount in controversy exceeds $350,000.00 is brought by any Borrower, Guarantor or any of such Borrower’s or Guarantors’ Affiliates against any other Borrower or Guarantor, provided that with respect to Guarantor or their respective Affiliates, such action, claim or suit relates to or arises in connection with the Park West Village Mortgaged Property, the Park West Village Whole Loan or the Tenant in Common Agreement;

(xix)    (1) Borrower or Principal failing to comply with any representation, warranty or covenant set forth in the Park West Village Loan Documents or failing to maintain its status as a Special Purpose Entity (unless such failure is de minimis and promptly cured), as required by, and in accordance with, the terms and provisions of the Park West Village Loan Agreement or the Security Instrument or (2) a breach of any of the representations set forth in any of the “Recycled Entity Certificates” delivered to Lender in connection with the Park West Village Whole Loan;

(xx)     (A) the violation or breach by Borrower (or any predecessor in interest to Borrower with respect to the Park West Village Mortgaged Property), Guarantor or any Affiliate thereof, of any legal requirement, representation or covenant related to rent stabilization or other similar laws (including, without limitation, any rent overcharges or rent rollbacks, and damages of any kind awarded in connection with the same) whether the same occurred prior to or after the Origination Date with respect to any residential units or (B) demonstrable diminution in value to the Park West Village Whole Loan or the Park West Village Mortgaged Property containing the applicable regulated unit as a result of any rent rollbacks or similar penalties imposed by the applicable governmental authority due to the violation or breach described in clause (A); and/or

(xxi)    any liability relating to the Park West Village Mortgaged Property and/or the compliance by Borrower or any Affiliates of Borrower with Rent Regulations or any termination of the benefits therefrom.

Notwithstanding anything to the contrary in the Park West Village Loan Agreement, the Note or any of the Park West Village Loan Documents, (i) Lender will not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the debt secured by the Security Instrument or to require that all collateral will continue to secure all of the obligations in accordance with the Park West Village Loan Documents, and (ii) Borrower will be personally liable for the payment of the debt in the event of: (A) Borrower, the Principal or Guarantor filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (B) the filing of an involuntary petition against Borrower, the Principal or Guarantor under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law in which Borrower, the Principal or Guarantor or any Person owning an interest (directly or indirectly) in Borrower, the Principal or Guarantor causes such event or condition to occur (by way of example, but not limitation, such Person seeks the appointment of a receiver or files a bankruptcy petition), consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such condition or event; (C) Borrower, the Principal or Guarantor or any Person owning an interest (directly or indirectly) in Borrower, the Principal or Guarantor filing an answer consenting to or otherwise acquiescing or joining in any involuntary petition filed against Borrower, the Principal or Guarantor, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (D) Borrower, the Principal or Guarantor or any Person owning an interest (directly or indirectly) in Borrower, the Principal or Guarantor consenting to (in writing or in any court proceeding) or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Park West Village Mortgaged Property initiated or brought by a Person other than Lender; (E) Borrower, the Principal or Guarantor making an assignment for the benefit of creditors, or admitting, in writing (other than in response to a properly served discovery request in any legal proceeding or correspondence delivered to Lender and no other Person), its insolvency or inability to pay its debts as they become due; (F) Borrower or the Principal failing to obtain Lender’s prior written consent to any indebtedness for borrowed money evidenced by a note or other written instrument evidencing such indebtedness or voluntary Lien encumbering the Park West Village Mortgaged Property as required by the Park West Village Loan Agreement or the Security Instrument, (G) Borrower or the Principal failing to obtain Lender’s prior written consent to any Transfer (excluding Permitted Transfers) as required by the Park West Village Loan Agreement or the Security Instrument, (H) Borrower or the Principal failing to comply with any representation, warranty or covenant set forth in “—SPE Covenants” or failing to maintain its status as a Special Purpose Entity or breaching any of the representations set forth in any of the Recycled Entity Certificates delivered to Lender in connection with the Park West Village Whole Loan, to the extent, in each case, such failure is specifically cited by the applicable court to be a factor causing a substantive consolidation of the assets of Borrower with the assets of another Person; (I) the first monthly debt service payment is not paid when due; (J) any involuntary bankruptcy proceeding is brought by any Borrower or Guarantor or any of such Borrower’s or such Guarantor’s Affiliates against any other Borrower and/or Guarantor; (K) any involuntary bankruptcy proceeding is brought by Lender against one or more Individual Borrower following the filing of a bankruptcy proceeding by any other Individual Borrower, and any Individual Borrower or any Guarantor (or any Affiliate of any of the foregoing) files any motion contesting the same; (L) (1) the Park West Village Mortgaged Property or any portion thereof or interest therein is partitioned or (2) any Borrower, any Guarantor or any Affiliate of a Borrower or Guarantor brings or consents to any action or proceeding for the partition of the Park West Village Mortgaged Property or any portion thereof or interest therein; (M) Borrower’s failure to comply with the provisions set forth above in the last paragraph of the heading “—Mortgage Loan Events of Default”; and/or (N) the cancellation, termination, surrender, or withdrawal of the Tenant in Common Agreement without Lender’s prior written consent (the “Springing Recourse Obligations” and together with the Recourse Obligations, the “Guaranteed Obligations”).

In connection with the Park West Village Whole Loan, Guarantor executed the Guaranty of Recourse Obligations (Unsecured) in favor of Agent and Lender (the “Guaranty of Recourse Obligations”) guaranteeing payment of the Guaranteed Obligations as and when the payment of the Guaranteed Obligations are due and payable, whether by lapse of time, by acceleration of maturity or otherwise. In accordance with the Guaranty, Guarantor irrevocably and unconditionally is liable for the Guaranteed Obligations as a primary obligor.

Guarantor is required to at all times maintain, until the Guaranteed Obligations have been paid in full, a net worth of at least $500,000,000 (exclusive of the Park West Village Mortgaged Property) and liquid assets of at least $100,000,000 (exclusive of the Park West Village Mortgaged Property) (provided that the terms “net worth” and “liquid assets” have the respective meanings assigned to such terms in the Guaranty of Recourse Obligations).

Notwithstanding anything to the contrary contained in the Guaranty of Recourse Obligations but subject to the terms and provisions thereof, Guarantor will not be liable thereunder for any Guaranteed Obligations that a court of competent jurisdiction has found (it being acknowledged and agreed that Guarantor will bear the burden of proof of such matters in court) to arise and accrue as a result of any circumstance, condition, action, omission or event with respect to the Park West Village Mortgaged Property or Borrower first occurring and arising after the date (the “Mortgage Transfer Date”), and during the period of time that any third party who or which is not an Affiliate or nominee of Borrower or Guarantor acquires title to, and control of, the Park West Village Mortgaged Property as a result of Agent’s or Lender’s exercise of remedies under the Park West Village Loan Documents, through foreclosure, deed in lieu thereof or otherwise (each a “Mortgage Transfer”); provided, however, that in no event will Guarantor be released from any liability or obligation thereunder (i) that occurred, arose or accrued prior to the Mortgage Transfer Date, (ii) that has occurred, arose or accrued on or after the Mortgage Transfer Date to the extent that an act or action of Borrower, Guarantor, any Affiliate of either of the foregoing or a Person acting at the intentional or knowing direction of any of the foregoing causes or authorizes the event giving rise to such liability or obligation to accrue or (iii) that has occurred, arisen or accrued on or after the date that the Mortgage Transfer is cancelled, terminated, nullified, unwound, revoked, rescinded, void or declared invalid for any reason.

Subject to the terms of the Guaranty of Recourse Obligations, the Guaranty of Recourse Obligations will terminate and the obligations of Guarantor under the Guaranty of Recourse Obligations and be of no further force and effect upon (a)(i) indefeasible repayment of the Debt in full or (ii) the defeasance of the entire principal amount of the Park West Village Whole Loan in accordance with the terms, provisions and requirements set forth in the Park West Village Loan Agreement and (b) payment of any Guaranteed Obligations then outstanding and, at Guarantor’s request, Agent is required to deliver evidence of such termination to Guarantor.

Carry Guaranty

Guarantor executed the Interest and Carry Guaranty in favor of Agent and Lender (the “Carry Guaranty”) guaranteeing payment of the Carry Guaranteed Obligations as and when the payment of the Carry Guaranteed Obligations are due and payable, whether by lapse of time, by acceleration of maturity or otherwise. In accordance with the Guaranty, Guarantor irrevocably and unconditionally is liable for the Guaranteed Obligations as a primary obligor.

“Carry Guaranteed Obligations” means the due and punctual payment to Agent and Lenders of the sum of all Carry Costs (defined below) (including interest at the Default Rate, if applicable) that accrue or become payable as and when due (less any amounts then on deposit in the Reserve Accounts for the purpose of paying such Carry Costs pursuant to the Park West Village Loan Agreement) until Stabilization (provided that Guarantor will be liable for any and all of such Carry Guaranteed Obligations that become due and payable prior to the occurrence of Stabilization or which relate back to a time prior to such occurrence of Stabilization); provided that Guarantor’s liability for the Guaranteed Obligations under the Carry Guaranty will be limited to the Supplemental Income Reserve Additional Deposit Amount as and when such payment is due under the Park West Village Loan Agreement.

“Carry Costs” means taxes, insurance premiums, debt service, Other Charges and all other expenses of operating the Park West Village Mortgaged Property. For the avoidance of doubt, debt service will not include payments of principal under the Park West Village Whole Loan.

Guarantor is required to at all times maintain, until the Guaranteed Obligations have been paid in full, a net worth of at least $500,000,000 (exclusive of the Park West Village Mortgaged Property) and liquid assets of at least $100,000,000 (exclusive of the Park West Village Mortgaged Property) (provided that the terms “net worth” and “liquid assets” have the respective meanings assigned to such terms in the Carry Guaranty).

The obligations and liabilities of each Guarantor under the Guaranty of Recourse Obligations are joint and several.

Environmental Indemnity

In addition to the Guaranteed Obligations, under the Environmental Indemnity, Borrower and Guarantor (collectively, the “Indemnitor”) covenanted and agreed, at its sole cost and expense, to protect, defend, indemnify, release and hold the indemnified parties (including the Servicer, the Special Servicer and the Trustee) harmless from and against any and all Losses (defined below) actually imposed upon or actually incurred by or asserted against any indemnified parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Park West Village Mortgaged Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Park West Village Mortgaged Property; (c) any activity by any Indemnitor, any Person affiliated with any Indemnitor, and/or any tenant or other occupant or user of the Park West Village Mortgaged Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Park West Village Mortgaged Property of any Hazardous Substances at any time located in, under, on or above the Park West Village Mortgaged Property; (d) any activity by any Indemnitor, any Person affiliated with any Indemnitor, and/or any tenant or occupant or other user of the Park West Village Mortgaged Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Park West Village Mortgaged Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violation of any applicable Environmental Laws (or permits issued pursuant to any applicable Environmental Law) in connection with the Park West Village Mortgaged Property or operations thereon, including, but not limited to, any failure by any Indemnitor, any Person affiliated with any Indemnitor, and/or any tenant or occupant or other user of the Park West Village Mortgaged Property to comply with any order of any governmental authority in connection with any applicable Environmental Laws; (f) the imposition, recording or filing, or the threatened imposition, recording or filing, of any environmental Lien encumbering the Park West Village Mortgaged Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the Environmental Indemnity; (h) any past or present injury to, destruction of or loss of natural resources in any way connected with the Park West Village Mortgaged Property as a result of a violation of any applicable Environmental Law, including, but not limited to, costs to investigate and assess such injury, destruction or loss each relating to the environment or Hazardous Substances; (i) any acts of any Indemnitor, any Person affiliated with any Indemnitor, and/or any tenant or occupant or other user of the Park West Village Mortgaged Property in arranging for the disposal or treatment, or arranging with a transporter for transport for the disposal or treatment, of the Hazardous Substances relating to the Park West Village Mortgaged Property at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of any Indemnitor, any Person affiliated with any Indemnitor, and/or any tenant or occupant or other user of the Park West Village Mortgaged Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Park West Village Mortgaged Property arising from or related to the violation of any applicable Environmental Law or the Release of any Hazardous Substances, in each case, in connection with or affecting the Park West Village Mortgaged Property; and (l) any material misrepresentation or material inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to such Environmental Indemnity.

Except as expressly set forth in the Environmental Indemnity, the obligations and liabilities of Indemnitor under such Environmental Indemnity will fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument. Notwithstanding the foregoing, the obligation of Indemnitor to indemnify the indemnified parties under such Environmental Indemnity will terminate three (3) years after the full and indefeasible payment by Indemnitor of the Debt; provided, however, that all of the following conditions have been satisfied: (1) Indemnitor has delivered to Lender an environmental site assessment indicating no actual or threatened (A) non-compliance with or violation of applicable Environmental Laws (or permits issued pursuant to Environmental Laws) in connection with the Park West Village Mortgaged Property or operations thereon, which has not been cured in accordance with applicable Environmental Laws, (B) environmental Liens encumbering the Park West Village Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in such Environmental Indemnity, or (D) unlawful presence or Release of Hazardous Substances in, on, above or under the Park West Village Mortgaged Property that has not been fully remediated as required by applicable Environmental Laws, and in form, scope and substance substantially the same as the Environmental Reports prepared for the benefit of Lender on or about the Origination Date or otherwise in form, scope and substance reasonably satisfactory to Lender, which reports are required to be dated, or last updated, to a date which is not more than three (3) months prior to the date on which Indemnitor are seeking to terminate the obligations and liabilities under such Environmental Indemnity; (2) no environmental claim involving or alleging any non-compliance with any applicable Environmental Law or the existence of any unsafe or hazardous condition resulting from or related to a Release of Hazardous Substances is pending or threatened in writing with respect to the Park West Village Mortgaged Property and (3) no change has occurred in applicable Environmental Law which could reasonably be expected to result in Lender being held responsible for causing the Park West Village Mortgaged Property not to be in compliance with Environmental Law. For purposes of the foregoing, (i) payment of the Debt will not be deemed to have occurred if Lender or any Affiliate thereof acquires title to the Park West Village Mortgaged Property through a Remedy Transfer (as defined below) and (ii) to the extent a third party suit, proceeding, or claim with respect to any non-compliance with any applicable Environmental Law or the existence of any unsafe or hazardous condition resulting from or related to a Release of Hazardous Substances has been instituted or commenced prior to the termination date set forth in the foregoing sentence, such Environmental Indemnity will remain in full force and effect with respect to any such suit, proceeding, or claim (with respect to which Indemnitor has any obligation pursuant to such Environmental Indemnity) until the completion of any such suits, proceedings or claims, including, without limitation, the payment by Indemnitor of any amounts which are due and payable under such Environmental Indemnity in connection with such suits, proceedings or claims.

Notwithstanding anything to the contrary contained in the Environmental Indemnity, Indemnitor will not have any obligations to perform any investigation or remediation of the Park West Village Mortgaged Property following the occurrence of a Remedy Transfer nor be obligated to indemnify any Indemnified Party under the Environmental Indemnity for any Losses that a court of competent jurisdiction has found (it being acknowledged and agreed that Principal will bear the burden of proof of such matters in court) to have resulted from (i) the gross negligence or willful misconduct of an indemnified party or (ii) the introduction of Hazardous Substances or a non-compliance with Environmental Laws following the occurrence of a Remedy Transfer and provided that Indemnitor prove that such specified event or condition occurred following the Remedy Transfer was with respect to a Release of Hazardous Substances first introduced to the Park West Village Mortgaged Property after the Remedy Transfer and was not the result of any act, action or inaction by any Indemnitor, any Affiliate thereof or any Person acting on behalf of any of the foregoing; provided, however, that in no event will Indemnitor be released from any liability or obligation thereunder (and the foregoing provisions of this sentence deemed not to apply) in the event that such Remedy Transfer is cancelled, terminated, nullified, unwound, revoked, rescinded, voided or declared invalid for the period of time following such cancellation, termination, nullification, unwinding, revocation, rescission, voidance or declaration of invalidation of such Remedy Transfer.

“Environmental Indemnity” means that certain Environmental Indemnity Agreement, dated as of the Origination Date, executed by Borrower and Guarantor in connection with the Park West Village Whole Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Laws” also includes, but is not limited to, any present and future Federal, state and local laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Park West Village Mortgaged Property; (b) require notification or disclosure of Releases of Hazardous Substances or other environmental condition of a property to any governmental authority or other Person, whether or not in connection with any transfer of title to or interest in such property; (c) impose conditions or requirements in connection with permits or other authorization for lawful activity, to the extent relating to Hazardous Substances; (d) relate to nuisance, trespass or other causes of action related to the Park West Village Mortgaged Property, to the extent relating to Hazardous Substances; or (e) relate to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Park West Village Mortgaged Property, to the extent relating to Hazardous Substances.

“Hazardous Substances” means (i) any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future environmental laws, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, mold, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Park West Village Mortgaged Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all applicable Environmental Laws, and (ii) mold, mycotoxins, microbial matter, and/or airborne pathogens (naturally occurring or otherwise) which pose an imminent threat to human health or the environment or adversely affect the Park West Village Mortgaged Property.

“Losses” means any actual losses, damages, costs, out-of-pocket fees and expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages (including, but not limited to, consequential, punitive or special damages actually suffered by Lender for which Lender became liable to any Person as a result of any matter that is the subject of the Environmental Indemnity but, in all cases, exclusive of any such consequential, punitive or special damages imposed solely by Lender), litigation costs, reasonable attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards. Losses will include any reduction in the value of the Park West Village Mortgaged Property; provided, however, that any loss of value of the Park West Village Mortgaged Property will constitute a Loss only if, when and to the extent that the same renders the indemnified parties unable to collect full repayment of the Debt or full satisfaction thereof through a realization of all of its collateral security for the Debt.

“Release” means with respect to any Hazardous Substance any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing (including the abandonment or discharging of barrels, containers or other closed receptacles containing Hazardous Substances) into the environment or other movement of Hazardous Substances.

“Remediation” means any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action required to comply with any applicable Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, or laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in the Environmental Indemnity.

“Remedy Transfer” means the acquisition of title to the Park West Village Mortgaged Property by Lender or a third party that is not an Affiliate of Indemnitor as a result of the Lender’s exercise of remedies under the Park West Village Loan Documents, through foreclosure or deed-in-lieu thereof.

Representations and Warranties

The Borrower will make the representations and warranties in the Park West Village Loan Agreement, as of the Origination Date, set forth in “—Borrower Representations and Warranties” on Exhibit C to this Memorandum. Such representations and warranties, include, without limitation, representations as to the due formation of the Borrower; the authority of the Borrower to enter into and to perform under the Park West Village Loan Documents; the authority of the Borrower to conduct its business and its qualification to do business in all states where such qualification is required; the due authorization and execution of the Park West Village Loan Documents and other related documents by the Borrower; compliance in all material respects with applicable laws (including building and zoning ordinances and codes); the absence of material defaults by the Borrower under other agreements, including the Management Agreement; the payment of all filing and recording taxes; the absence of material litigation; the Borrower’s status as a special purpose entity, and the maintenance of all material permits and licenses and the maintenance of all required insurance.

Governing Law

The Park West Village Loan Documents are governed by the laws of the State of New York (without regard to principles of conflicts of laws) and any applicable law of the United States of America.